Exhibit 3.4

THE SECURITIES EVIDENCED HEREBY HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
(THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT
BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE PARTNERSHIP AN OPINION
OF COUNSEL SATISFACTORY TO THE PARTNERSHIP, IN FORM AND SUBSTANCE SATISFACTORY TO THE PARTNERSHIP, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION
UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR
“BLUE SKY” LAWS.

DATED AS OF [   ]

FORM OF

AMENDED AND RESTATED

[DownREIT]

LIMITED PARTNERSHIP AGREEMENT OF [   ]

a [   ] limited partnership

i

[Section 15.18	Interests and Certificates]	53
[Section 15.19	Pledge and Security Interest to [ ]]	54

EXHIBIT A-1	Partners and Partnership Units Post-Reclassification,
	Pre-Contribution to NSA Partner	A-1

EXHIBIT A-2	Partners and Partnership Units Post-Reclassification,
	Post-Contribution to NSA Partner	A-2

EXHIBIT B	Schedule of Gross Asset Values	B-1

EXHIBIT C	Notice of Redemption	C-1

SCHEDULE 1	Certificate for Partnership Interests	S-1

FORM OF

AMENDED AND RESTATED

[DownREIT]
LIMITED PARTNERSHIP AGREEMENT
OF [   ]

THIS AMENDED AND RESTATED [DownREIT] LIMITED PARTNERSHIP AGREEMENT OF [   ], a [   ] limited partnership (the “Partnership”), dated as of [   ] (the “Agreement”), is entered into by and among (i) [   ], a [   ] (the “General Partner”), (ii) the Limited Partners identified on Exhibit A (the “Limited Partners”) hereto holding Class B common units of limited partner interest (the “Class B Units”), Class X common units of limited partner interest (the “Class X Units”) and Class Y common units of limited partner interest (the “Class Y Units”) and (iii) such persons who may be admitted from time to time as partners of the Partnership in accordance with the terms and provisions of this Agreement.  Capitalized terms used and not otherwise defined in this Agreement shall have the meanings ascribed to them in Article I below.

WHEREAS, on [•], in connection with the formation, [   ] (“[   ]”), [   ] (“[   ]”, and together with, [   ] collectively, the “Original Partners”) entered into that certain Agreement of Limited Partnership (the “Original LP Agreement”);

WHEREAS, the Partnership owns the Property (as defined herein);

WHEREAS, pursuant to Section 4.2 of this Agreement, the LP Units (as defined herein) of the Original Partners are being reclassified, in the allocations set forth on Exhibit A-1 hereto, into three separate classes:  Class B, Class X and Class Y.

WHEREAS, immediately following the reclassification of the Partnership Units, and, pursuant to that certain Contribution Agreement dated as [   ] (the “Contribution Agreement”), by and among the Original Partners, NSA OP, LP, a Delaware limited partnership (“NSA OP”), and [   ] (the “NSA Partner” and, together with the Original Partners, the “Partners”), the Original Partners are contributing, subject to the satisfaction or waiver of the conditions therein, all of their Class Y Units to the NSA Partner in exchange for Class A OP Units (as defined herein) in NSA OP.

WHEREAS, the Partners desire to amend and restate the Original LP Agreement of the Partnership, effective as of [   ] as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“144A Transaction” means an offering exempt from registration under the Securities Act involving private resales of securities, in which an initial purchaser/placement agent is engaged, made pursuant to Rule 144A under the Securities Act.

“Act” means [   ].

“Additional Funds” has the meaning set forth in Section 4.4(a) hereof.

“Additional Limited Partner” means a Person who is admitted to the Partnership as a Limited Partner pursuant to Section 4.3 and Section 12.2 hereof and who is shown as such on the books and records of the Partnership.

“Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each Partnership Year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).  The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account as of the end of the relevant Partnership Year.

“Adjustment Factor” means 1.0; provided, however, that to the extent that there is an adjustment to the Adjustment Factor contained in the NSA Partnership Agreement, the Adjustment Factor for purposes of this Agreement shall be similarly adjusted.  The effective date of any such adjustment to the Adjustment Factor under this Agreement shall be the same as the effective date applicable to any adjustment to the Adjustment Factor under the NSA Partnership Agreement.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person.  For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Amended and Restated [DownREIT] Limited Partnership Agreement of [   ], as may be amended, supplemented or restated from time to time.

“Assignee” means a Person to whom one or more Partnership Units have been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5 hereof.

“Available Revenues” means, with respect to any period for which such calculation is being made, the amount of cash or other assets, including in connection with any Realization Transaction, available for distribution by the Partnership as determined by the General Partner in accordance with this Agreement and each Partnership Unit Designation, if any, and including without limitation any Property Available Revenues and any Capital Transaction Proceeds.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York or Denver, Colorado are authorized or required by law to close.

“Capital Account” means, with respect to any Partner, the Capital Account maintained by the General Partner for such Partner on the Partnership’s books and records in accordance with the following provisions:

(A)                               To each Partner’s Capital Account, there shall be added such Partner’s Capital Contributions, such Partner’s distributive share of Net Income and any items in the nature of income or gain that are specially allocated pursuant to Section 6.3 hereof, and the principal amount of any Partnership liabilities assumed by such Partner or that are secured by any property distributed to such Partner.

(B)                               From each Partner’s Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement, such Partner’s distributive share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 6.3 hereof, and the principal amount of any liabilities of such Partner assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership (except to the extent a Capital Contribution was already reduced for such liabilities).

(C)                               In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Transferred interest.

(D)                               In determining the principal amount of any liability for purposes of subsections (A) and (B) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

(E)                                The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations.  If the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the General Partner may make such modification; provided that such modification will not have a material effect on the amounts distributable to any Partner without such Partner’s Consent.  The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) and (ii) make any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.

“Capital Contribution” means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any Contributed Property that such Partner or predecessor of such Partner contributes to the Partnership or is deemed to contribute pursuant to Section 4.4 hereof (reduced by any liabilities, within the meaning of Section 752 of the Code, that are secured by such Contributed Property or that the Partnership assumes from such Partner in connection with such contribution).

“Capital Transaction” means, with respect to the Property, any transaction designated as a Capital Transaction by the General Partner that is outside the ordinary course of the Partnership’s business and involves the sale, exchange, other disposition or refinancing of the Property.  A Capital Transaction shall also include any Realization Transaction designated as a Capital Transaction by the General Partner.

“Capital Transaction Proceeds” means the gross receipts received by the Partnership from a Capital Transaction, less any expenses related to the Capital Transaction as determined by the General Partner.

“Cash Amount” means, with respect to a Tendering Partner, an amount of cash equal to the product of (A) the Value of a Class A OP Unit and (B) such Tendering Partner’s Class A OP Units Amount determined as of the date of receipt by the General Partner of such Tendering Partner’s Notice of Redemption or, if such date is not a Business Day, the immediately preceding Business Day.

“Certificate” means the Certificate of Limited Partnership of the Partnership filed in the office of the Secretary of State of the State of [   ] on [    ] in accordance with the Act, as may be amended, supplemented or restated from time to time in accordance with the terms hereof and the Act.

“Class A OP Unit” has the meaning provided in the NSA Partnership Agreement.

“Class A OP Units Amount” means a number of Class A OP Units equal to the product of (a) the number of Tendered Units and (b) the Adjustment Factor in effect on the Specified Redemption Date with respect to such Tendered Units; provided, however, that, in the event that NSA OP issues to all holders of Class A OP Units in NSA OP as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling the limited partners of NSA OP to subscribe for or purchase Class A OP Units in NSA OP, or any other interests or property (collectively, the “Rights”), with the record date for such Rights issuance falling within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date, which Rights will not be distributed before the relevant Specified Redemption Date, then the Class A OP Units Amount shall also include such Rights that a holder of that number of Class A OP Units would be entitled to receive, expressed, where relevant hereunder, in a number of Class A OP Units determined by NSA OP in good faith.

“Class B Capital Contributions” means, with respect to the Class B Units, the Capital Contributions of the holders of such Class B Units.

“Class B Preferred Return” means, with respect to the Class B Units, a cumulative return on the Class B Unreturned Capital Contributions calculated at a rate of 6% per annum, compounded quarterly.

“Class B Units” means the Class B common units of limited partner interest in the Partnership.

“Class B Unreturned Capital Contributions” means, with respect to the Class B Units, the excess of (a) the Class B Capital Contributions over (b) the amount of Capital Transaction Proceeds that have been distributed to the holders of Class B Units pursuant to Section 5.1(a)(ii).

“Class X Capital Contributions” means, with respect to the Class X Units, the Capital Contributions of the holders of such Class X Units.

“Class X Preferred Return” means, with respect to the Class X Units, a cumulative return on the Class X Unreturned Capital Contributions, calculated at a rate of 6% per annum, compounded quarterly.

“Class X Units” means the Class X common units of limited partner interest in the Partnership.

“Class X Unreturned Capital Contributions” means, with respect to the Class X Units, the excess of (a) the Class X Capital Contributions over (b) the amount of Capital Transaction Proceeds that have been distributed to the holders of Class X Units pursuant to Section 5.1(a)(ii).

“Class Y Capital Contributions” means, with respect to the Class Y Units, the Capital Contributions of the Holders of such Class Y Units.

“Class Y Units” means the Class Y common units of limited partner interest in the Partnership.

“Class Y Unreturned Capital Contributions” means, with respect to the Class Y Units, the excess of (a) the Class Y Capital Contributions over (b) the amount of Capital Transaction Proceeds that have been distributed to the holders of Class Y Units pursuant to Section 5.1(a)(ii).

“Closing Price” has the meaning set forth in the definition of “Value.”

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute thereto, as interpreted by the applicable Regulations thereunder.  Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Common Units” means the Class B Units, the Class X Units, the Class Y Units and any other class or series of common units of limited partner interest that may be created in the future and issued pursuant to Sections 4.1, 4.2, 4.3 and 4.4 hereof, but does not include any Preferred Units, or any other Partnership Units specified in a Partnership Unit Designation as being other than a Common Unit.

“Consent” means the consent to, approval of or vote in favor of a proposed action by a Partner given in accordance with Article XIV hereof.

“Contributed Property” means each item of Property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (or deemed contributed by the Partnership to a “new” partnership pursuant to Code Section 708), net of any liabilities assumed by the Partnership relating to such Contributed Property and any liability to which such Contributed Property is subject.

“Contribution Agreement” has the meaning set forth in the Recitals.

“Contribution Date” means the date of this Agreement.

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.

“Depreciation” means, for each Partnership Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that, if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

“Effective Date” means the five-year anniversary of the Contribution Date.

“Equity Incentive Plan” means any equity incentive plan now or hereafter adopted by the Parent REIT or any of its Subsidiaries.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Facilities Portfolio Available Revenue” has the meaning assigned to it in the NSA Partnership Agreement.

“GAAP” means generally accepted accounting principles, as applied in the United States.

“General Partner” has the meaning set forth in the Recitals.

“General Partner Interest” means a Partnership Interest held by the General Partner, which Partnership Interest is an interest as a general partner under the Act, and which Partnership Interest includes all benefits, rights and authority to which the holder of a General Partner Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement in such capacity.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)                                 The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be (i) in the case of any asset listed on Exhibit B, the gross asset value of such asset listed on Exhibit B; and (ii) in all other cases, the gross fair market value of such asset as determined by the General Partner.

(b)                                 The Gross Asset Values of all Partnership assets immediately prior to the occurrence of any event described in clause (i), clause (ii) or clause (iii) hereof shall be adjusted to equal their respective gross fair market values, as determined by the General Partner using such reasonable method of valuation as it may adopt, as of the following times:

(i)                                     the acquisition of an additional interest in the Partnership (other than in connection with the execution of this Agreement but including, without limitation, acquisitions pursuant to Section 4.3 or Section 4.4 hereof or contributions or deemed contributions by the General Partner pursuant to Section 4.3 or Section 4.4 hereof) by a new or existing Partner in exchange for more than a de minimis Capital Contribution or the grant of an interest in the Partnership (other than a de minimis interest) as consideration for the provision of services, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(ii)                                  the distribution by the Partnership to a Partner of more than a de minimis amount of Property as consideration for an interest in the Partnership, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(iii)                               the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); or

(iv)                              at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

(c)                                  The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the General Partner; provided that, if the distributee is the NSA Partner or if the distributee and the General Partner cannot agree on such a determination, such gross fair market value shall be determined by an independent third party experienced in the valuation of similar assets, selected by the General Partner in good faith.

(d)                                 The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the General Partner reasonably determines that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

(e)                                  If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

“Holder” means either (a) a Partner or (b) an Assignee, owning a Partnership Unit, that is treated as a member of the Partnership for U.S. federal income tax purposes.

“Incapacity” or “Incapacitated” means, (i) as to any Partner who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her person or his or her estate; (ii) as to any Partner that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, or the revocation of the corporation’s charter; (iii) as to any Partner that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) as to any Partner that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (v) as to any Partner that is a trust, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner.  For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within 120 days after the commencement thereof, (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within 90 days of such appointment, or (h) an appointment referred to in clause (g) above is not vacated within 90 days after the expiration of any such stay.

“Indemnifiable Losses” has the meaning set forth in Section 7.6(a) hereof.

“Indemnitee” has the meaning set forth in Section 7.6(a) hereof.

“Initial Public Offering” means an initial public offering of the REIT Common Shares under the Securities Act.

“IRS” means the Internal Revenue Service, which administers the internal revenue laws of the United States.

“Limited Partner” means any Person named as a Limited Partner in Exhibit A-2 attached hereto, as such Exhibit A-2 may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner of the Partnership.

“Limited Partner Interest” means a Partnership Interest held by a Limited Partner in the Partnership, and which Partnership Interest includes any and all benefits, rights and authority to which the holder of a Limited Partner Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement in such capacity.  A Limited Partner Interest may include Common Units, Preferred Units or other Partnership Units.

“Liquidating Event” has the meaning set forth in Section 13.1 hereof.

“Liquidator” has the meaning set forth in Section 13.2(a) hereof.

“Liquidity Realization Transaction” means a Realization Transaction which results in the REIT Common Shares being Publicly Traded.

“Majority in Interest” means the Holders of more than 50% of the outstanding Partnership Units, including any Common Units held by the General Partner.

“Market Price” has the meaning set forth in the definition of “Value.”

“Net Income” or “Net Loss” means, for each Partnership Year of the Partnership, an amount equal to the Partnership’s taxable income or loss for such year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)                                 Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss” shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

(b)                                 Any expenditure of the Partnership described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss,” shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

(c)                                  In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (b) or subsection (c) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d)                                 Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e)                                  In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Partnership Year;

(f)                                   To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(g)                                  Notwithstanding any other provision of this definition of “Net Income” or “Net Loss,” any item that is specially allocated pursuant to Section 6.3 hereof shall not be taken into account in computing Net Income or Net Loss.  The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Section 6.3 hereof shall be determined by applying rules analogous to those set forth in this definition of “Net Income” or “Net Loss.”

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.704-2(b)(3).

“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit C attached to this Agreement.

“NSA OP” has the meaning set forth in the Recitals.

“NSA Partner” has the meaning set forth in the Recitals.

“NSA Partnership Agreement” shall mean the Second Amended and Restated Agreement of Limited Partnership of NSA OP, LP, dated as of December 31, 2013, as may be amended, modified or supplemented from time to time.

“Organizational Documents” means (i) in the case of a corporation or trust, the charter and bylaws of such corporation or trust, (ii) in the case of a general or limited partnership, the partnership certificate and the partnership agreement of such partnership and (iii) in the case of a limited liability company or other entity, the certificate of organization and the operating agreement or similar governing agreements of such limited liability company or other entity, in each case, as amended, supplemented or restated from time to time.

“Original LP Agreement” has the meaning set forth in the Recitals.

“Original Partners” has the meaning set forth in the Recitals.

“Other Available Revenues” means all Available Revenues other than Property Available Revenues and Capital Transaction Proceeds.

“Ownership Limit” means the applicable restriction or restrictions on ownership of shares of the Parent REIT imposed under its Organizational Documents.

“Parent” shall mean National Storage Affiliates Holdings, LLC, a Delaware limited liability company, and its successors and assigns.

“Parent REIT” shall mean National Storage Affiliates Trust, a Maryland real estate investment trust, and any of its successors or assigns; provided that, to the extent that the Parent REIT undertakes, or causes any of its Subsidiaries to undertake, a Realization Transaction in which the Parent REIT becomes a direct or indirect Subsidiary of an entity (which may include the Parent) that is qualified or proposes to qualify as a REIT, such entity if so designated by the General Partner shall become the Parent REIT for purposes of this Agreement.

“Partner” means the General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“Partnership” means the limited partnership formed under the Act and pursuant to this Agreement, and any successor thereto.

“Partnership Expenses” means the costs and expenses of organizing and operating the Partnership, including the expenses set forth in Section 7.4(b), but shall not include any Property Expenses with respect to the Property or any expenses taken into account in determining Capital Transaction Proceeds with respect to the Property.

“Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and which Partnership Interest includes all benefits, rights and authority to which the holder of such a Partnership Interest may be entitled as provided in this Agreement or a Partnership Unit Designation, together with all obligations of such Person to comply with the terms and provisions of this Agreement in such capacity.  A Partnership Interest may include Common Units, Preferred Units or other Partnership Units.

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Partnership Record Date” means a record date established by the General Partner for the distribution of Available Revenues pursuant to this Agreement or a Partnership Unit Designation.  Following a REIT Election, such record date shall generally be the same as the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such distribution.

“Partnership Unit” shall mean a Common Unit, a Preferred Unit or any other unit of Partnership Interests that the General Partner has authorized pursuant to Sections 4.1, 4.2, 4.3 and 4.4 hereof.

“Partnership Unit Designation” has the meaning set forth in Section 4.3(a) hereof.

“Partnership Year” means the fiscal year of the Partnership, which shall be the calendar year.

“Percentage Interest” means, as to a Partner holding a class or series of Partnership Units, its interest in such class or series as determined by dividing the Partnership Units of such class or series owned by such Partner by the total number of Partnership Units of such class or series then outstanding as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time.  If the Partnership issues additional classes or series of Partnership Interests, the interest in the Partnership among the classes or series of Partnership Interests shall be determined as set forth in a Partnership Unit Designation setting forth the rights and privileges of such additional classes or series of Partnership Interests, if any, as contemplated by Section 4.3.

“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

“Preferred Units” means units of Partnership Interests that the General Partner has authorized pursuant to Section 4.1, Section 4.3 or Section 4.4 hereof that have distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Common Units.

“Prime Rate” means the rate of interest publicly announced from time to time by JPMorgan Chase Bank, N.A., New York, New York, or its successor, as its “prime rate.”

“Private Placement” means any offering of securities of the Parent REIT or its Subsidiaries that is exempt from registration under the Securities Act, except a 144A Transaction.

“Property” means [a leasehold interest in] the property located at [street, city, state].

“Property Available Revenues” means, with respect to a Property, for any period and as determined by the General Partner, the excess of (a) Property Revenues with respect to such Property over (b) the sum of (i) Property Expenses with respect to such Property, (ii) Partnership Expenses allocated to such Property, (iii) amounts paid or due in respect of any loan or other indebtedness of the Parent REIT or any of its Subsidiaries related or allocated to such Property during such period (other than amounts paid or due that reduce Capital Transaction Proceeds as determined by the General Partner), (iv) extraordinary expenses of the Partnership not previously or otherwise deducted from Property Expenses with respect to such Property related or allocated to such Property, (v) any Pursuit Costs allocated to such Property and (vi) reserves to meet anticipated operating expenditures of the General Partner and the Partnership allocated to such Property, in each case, as determined by the General Partner.

“Property Expenses” means, with respect to the Property, for any period, as determined by the General Partner, the out-of-pocket costs, expenses and fees of the Partnership, whether or not capitalized, of analyzing, negotiating, acquiring, developing, owning, operating, managing, financing and disposing of the Property, together with all interest from indebtedness allocated to the Property and other out-of-pocket costs, including capital expenditures, attributable to the Property.  Property Expenses shall also include fees paid pursuant to any applicable Property Management Agreement, but shall not include any expenses that reduce Capital Transaction Proceeds.

“Property Management Agreement” means any management, portfolio management or similar agreement for the provision of management and/or similar services entered into by and between the Partnership and a Property Manager.

“Property Manager” means a Person providing management or other services to the Partnership with respect to the Property pursuant to a Property Management Agreement.

“Property Revenues” means, with respect to the Property, for any period, as determined by the General Partner, the sum of (i) all receipts (other than receipts included as Capital Transaction Proceeds as determined by the General Partner) received with respect to the Property, including rents and other operating revenues, (ii) any incentive, financing, break-up and other fees paid by third parties to the Partnership in respect of the Property and (iii) any other amounts (other than receipts included within Capital Transaction Proceeds as determined by the General Partner) received by the Partnership, including in connection with a Realization Transaction, which are allocated to the Property by the General Partner.

“Publicly Traded” means listed or admitted to trading on The New York Stock Exchange, Inc. or any other national securities exchange.

“Pursuit Costs” means those third-party costs and expenses associated with identifying, analyzing and presenting the Property to the Partnership and/or the Parent REIT or NSA OP.

“Qualified REIT Subsidiary” means a qualified REIT subsidiary of the Parent REIT within the meaning of Code Section 856(i)(2).

“Qualified Transferee” means an “Accredited Investor” as defined in Rule 501 promulgated under the Securities Act.

“Realization Transaction” means (i) any Initial Public Offering, (ii) any transaction or related series of transactions which results in the REIT Common Shares or the equity securities of any Affiliates being Publicly Traded, (iii) a 144A Transaction of the REIT Common Shares or the equity securities of any Affiliates, or (iv) any transaction or series of related transactions designated as a Realization Transaction by the General Partner in which the business or assets of the Parent REIT, the Parent or the Partnership are sold to or combined with a third party, through merger, consolidation, share exchange, sale, disposition or contribution of substantially all of the assets or otherwise of the Parent REIT, the Parent, the General Partner or the Partnership (as applicable), regardless of whether the Parent REIT, the Parent or the Partnership (as applicable) is the continuing or surviving company in such transaction or related series of transactions.

“Redemption” has the meaning set forth in Section 8.6(a) hereof.

“Regulations” means the applicable tax regulations under the Code in effect from time to time or any successor regulations thereto.  Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Regulations Section” means the applicable section of the Regulations.

“Regulatory Allocations” has the meaning set forth in Section 6.3(a)(vii) hereof.

“REIT” means a Person qualifying as a real estate investment trust within the meaning of Code Section 856.

“REIT Common Share” means a common share or share of common stock of the Parent REIT, or a common share or share of common stock issued by any successor to the Parent REIT in any transaction or related series of transactions in which (i) the business or assets of the Parent REIT are disposed of or combined, through merger, consolidation, share exchange, sale, disposition, distribution or contribution of substantially all of the Parent REIT’s assets, or otherwise and (ii) the Parent REIT is liquidated or is not the continuing or surviving company in such transaction or related series of transactions.

“REIT Election” means an election by the Parent REIT or any successor to the Parent REIT to qualify as a REIT.

“REIT Payment” has the meaning set forth in Section 15.11 hereof.

“REIT Requirements” means the requirements for a company’s qualification as a REIT under the Code and Regulations.

“Rights” has the meaning set forth in the definition of “Class A OP Units Amount.”

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Specified Redemption Date” means the 10th Business Day following receipt by the General Partner (with a copy to NSA OP) of a Notice of Redemption; provided that, if the REIT Common Shares are not Publicly Traded, the Specified Redemption Date means the 30th Business Day following receipt by the General Partner (with a copy to NSA OP) of a Notice of Redemption.

“Subsidiary” means, with respect to any Person, any other Person (which is not an individual) of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4 hereof.

“Tax Items” has the meaning set forth in Section 6.4(a) hereof.

“Tendered Units” has the meaning set forth in Section 8.6(a) hereof.

“Tendering Partner” has the meaning set forth in Section 8.6(a) hereof.

“Transfer,” when used with respect to a Partnership Unit, or all or any portion of a Partnership Interest, means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law; provided, however, that when the term is used in Article XI hereof, “Transfer” does not include (a) any Redemption of Partnership Units by the Partnership, the Parent REIT, NSA OP, the NSA Partner or the General Partner, or acquisition of Tendered Units by the Parent REIT, NSA OP, the NSA Partner or the General Partner, pursuant to Section 8.6 hereof or (b) any redemption of Partnership Units pursuant to any Partnership Unit Designation.  The terms “Transferred” and “Transferring” have correlative meanings.

“Value” means, on any date of determination with respect to a Class A OP Unit, the average of the daily Market Prices of the REIT Common Shares for ten consecutive trading days immediately preceding the date of determination; provided, however, that for purposes of Section 8.6, the “date of determination” shall be the date of receipt by the General Partner (with a copy to NSA OP) of a Notice of Redemption or, if such date is not a Business Day, the immediately preceding Business Day.  The term “Market Price” on any date shall mean, with respect to any class or series of outstanding REIT Common Shares, the Closing Price for such REIT Common Shares on such date.  The “Closing Price” on any date shall mean the last sale price for such REIT Common Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such REIT Common Shares, in either case as reported on the principal national securities exchange on which such REIT Common Shares are listed or admitted to trading or, if such REIT Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal other automated quotation system that may then be in use or, if such REIT Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such REIT Common Shares selected by the Board of Directors of the Parent REIT or, in the event that no trading price is available for such REIT Common Shares, the fair market value of the REIT Common Shares, as determined in good faith by the Board of Directors of the Parent REIT.

In the event that the Class A OP Units Amount includes Rights (as defined in the definition of “Class A OP Units Amount”) that a holder of Class A OP Units would be entitled to receive, then the Value of such Rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

ARTICLE II

ORGANIZATIONAL MATTERS

Section 2.1                                    Organization.  The Partnership is a limited partnership organized pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement.  Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act.  The Partnership Interest of each Partner shall be personal property for all purposes.

Section 2.2                                    Name.  The name of the Partnership is “[   ].”  The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof.  The words “Limited Partnership,” “LP,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires.  The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Partners of such change in the next regular communication to the Partners.

Section 2.3                                    Registered Office and Agent; Principal Office.  The registered office of the Partnership in the State of [   ] is located at [   ] or such other address within [   ] as the General Partner shall hereafter designate in writing to the Limited Partners and by Amendment to this Agreement and the Certificate, and the registered agent for service of process on the Partnership in the State of [   ] at such registered office is as stated in the Certificate or as otherwise determined by the General Partner.  The principal office of the Partnership is located at c/o National Storage Affiliates Trust, 5200 DTC Parkway, Suite 200, Greenwood Village, CO 80111, or such other place as the General Partner may from time to time designate by notice to the Limited Partners.  The Partnership may maintain offices at such other place or places within or outside the State of Colorado as the General Partner deems advisable.

Section 2.4                                    Appointment of the General Partner.  [   ] shall be the general partner of the Partnership.

Section 2.5                                    Power-of-Attorney.

(a)                                 Each Limited Partner and each Assignee hereby irrevocably constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to execute, swear to, seal, acknowledge, deliver, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including the following with respect to the Partnership, to the extent the Limited Partners are required to make, complete, execute, sign, acknowledge, swear to, deliver, file or record the same:

(i)                                     all certificates, other agreements and amendments thereto which the General Partner or the Liquidator deems necessary to form, continue or otherwise qualify the Partnership as a limited partnership in each jurisdiction in which the Partnership conducts or may conduct business, and each Limited Partner specifically authorizes the General Partner or the Liquidator to execute, sign, acknowledge, deliver, file and record the Certificate and amendments thereto as required by the Act;

(ii)                                  this Agreement, counterparts hereof and amendments hereto authorized pursuant to the terms hereof and all instruments that the General Partner or the Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms;

(iii)                               all instruments which the General Partner or the Liquidator deems necessary to effect the admission of any Partner pursuant to Article XII, the transfer of the Partnership Interest of any Partner or the withdrawal or substitution of any Partner pursuant to, or other events described in, Article XI, the dissolution and liquidation of the Partnership pursuant to, or other events described in, Article XIII, or the Capital Contribution of any Partner;

(iv)                              all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement;

(v)                                 all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges relating to Partnership Interests;

(vi)                              all appointments of agents for service of process and attorneys for service of process which the General Partner or the Liquidator deems necessary or appropriate in connection with the organization and qualification of the Partnership and the conduct of its business; and

(vii)                           all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole and absolute discretion of the General Partner or the Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or the Liquidator to amend this Agreement, except in accordance with Article XIV and Section 7.3(a) hereof or as may be otherwise expressly provided for in this Agreement.

(b)                                 The foregoing power-of-attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Limited Partner and Assignees will be relying upon the power of the General Partner or the Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Units or Partnership Interests and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives.

(c)                                  The power-of-attorney granted to the General Partner and the Liquidator shall not apply to Consents of the Partners provided for in this Agreement.

(d)                                 Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator any and all documents or instruments referred to in this Section 2.5, if the power- of-attorney granted hereunder is rendered ineffective by applicable provisions of law or if the General Partner or the Liquidator in its reasonable discretion so requests execution by such Limited Partner or Assignee and the same shall not be inconsistent with the provisions hereof.

Section 2.6                                    Term.  The term of the Partnership commenced upon the filing of the Certificate pursuant to Section [   ] of the Act.  The Partnership shall continue perpetually unless it is dissolved pursuant to the provisions of Article XIII hereof or as otherwise provided by law.

ARTICLE III

PURPOSE

Section 3.1                                    Purpose and Business.

(a)                                 The purpose and nature of the Partnership is to conduct any business, enterprise or activity permitted by or under the Act; provided, however, that such business and arrangements and interests may be limited to and conducted in such a manner as to permit the Parent REIT, in its sole and absolute discretion, at all times to be classified, and/or operate in conformity with the requirements for qualification as, a REIT, unless the Parent REIT, in its sole discretion, has chosen to cease to (i) qualify as a REIT, (ii) operate in conformity with the requirements for qualification as a REIT or (iii) attempt to qualify as a REIT, in each case, for any reason or for reasons whether or not related to the business conducted by the Partnership.  Without limiting the Parent REIT’s right in its sole discretion to cease qualifying as a REIT, the Partners acknowledge that the status of the Parent REIT as a REIT inures to the benefit of all Partners and not solely to the Parent REIT or its Affiliates.

(b)                                 The Partnership shall have full power and authority to enter into, perform and carry out contracts of any kind, to borrow and lend money and to issue and guarantee evidence of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien and, directly or indirectly, to acquire additional Properties necessary, useful or desirable in connection with its business.

Section 3.2                                    Powers.  The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership.

(a)                                 The Partnership may from time to time contribute Partnership capital to one or more newly formed entities solely in exchange for equity interests therein (or in a wholly owned subsidiary entity thereof).

(b)                                 Notwithstanding any other provision in this Agreement, the General Partner may cause the Partnership not to take, or to refrain from taking, any action that, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the Parent REIT to attempt to or continue to qualify as a REIT or operate in conformity with the requirements for qualification as a REIT, (ii) could subject the Parent REIT to any additional taxes under Code Section 857 or Code Section 4981 or any other related or successor provision of the Code or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the Parent REIT, its securities or the Partnership.

Section 3.3                                    Partnership Only for Partnership Purposes Specified.  This Agreement shall not be deemed to create a company, venture or partnership between or among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1 hereof.  Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner.  No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, and the Partnership shall not be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

ARTICLE IV

CAPITAL CONTRIBUTIONS

Section 4.1                                    Capital Contributions of the Partners.  Each Partner’s Capital Contribution to the Partnership and amount and designation of ownership of Partnership Units is set forth on Exhibit A, as the same may be amended from time to time by the General Partner to the extent necessary to reflect sales, exchanges, conversions or other Transfers, redemptions, Capital Contributions, the issuance of additional Partnership Units or similar events having an effect on a Partner’s ownership of Partnership Units.  Except as provided by law or in Section 4.4 or Section 10.4 hereof, the Partners shall have no obligation or right to make any additional Capital Contributions or loans to the Partnership.

Section 4.2                                    Classes of Partnership Units.  On the date hereof, the Partnership is reclassifying the Original Partners’ Partnership Units into three classes entitled “Class B Units,” “Class X Units” and “Class Y Units.”  The General Partner is retaining all of the Class B Units and the [   ] [is][are] retaining all of the Class X Units and Class Y Units in the allocations set forth on Exhibit A-1 hereto.  Immediately following this reclassification, pursuant to the Contribution Agreement, the [   ] [is][are]  contributing, subject to the satisfaction or waiver of the conditions therein, all of their Class Y Units to the NSA Partner in exchange for Class A OP Units in NSA OP.  Concurrently with the foregoing contribution, the Operating Partnership shall make or cause to be made a Capital Contribution to the Partnership in exchange for Class Y Units to be held by the NSA Partner.  The Partnership Units following the reclassification, the closing of the contribution, and the Capital Contribution are in the amounts set forth on Exhibit A-2.  In accordance with Section 4.3(a), the General Partner may cause the Partnership to issue additional classes or series of Partnership Units.

Section 4.3                                    Issuances of Additional Partnership Interests.

(a)                                 General.  The General Partner is hereby authorized to cause the Partnership to issue additional Partnership Units, for any Partnership purpose, at any time or from time to time, to the Partners or to other Persons, and to admit such Persons as Additional Limited Partners, for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners.  Any such Person who is not a Partner at the time it is issued Partnership Units and is admitted to the Partnership shall also be issued a Partnership Interest.  Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units (i) upon the conversion, redemption or exchange of any Debt, Partnership Units or other securities issued by the Partnership, (ii) for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the Partnership, (iii) in connection with the direct or indirect contribution, conveyance or other transfer of one or more Properties to the Partnership or any Subsidiary of the Partnership if the applicable transfer agreement provides that Persons are to receive Partnership Units in exchange for such Properties, (iv) in exchange for any Capital Contributions of cash or property from any Partners or other Persons and (v) in connection with any merger of any other Person into the Partnership or any Subsidiary of the Partnership if the applicable merger agreement provides that Persons are to receive Partnership Units in exchange for their interests in the Person merging into the Partnership or any Subsidiary of the Partnership.  Subject to [   ] law, any additional Partnership Units may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by the General Partner, in its sole and absolute discretion without the approval of any Limited Partner, and set forth in a written document thereafter attached to and made an exhibit to this Agreement (each, a “Partnership Unit Designation”).  Without limiting the generality of the foregoing, the General Partner shall have authority to specify (a) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Units;

(b) the right of each such class or series of Partnership Units to share in Partnership distributions; (c) the rights of each such class or series of Partnership Units upon dissolution and liquidation of the Partnership; (d) the voting rights, if any, of each such class or series of Partnership Units; and (e) the conversion, redemption or exchange rights applicable to each such class or series of Partnership Units.  In connection with such issuance, the General Partner shall have authority to classify and reclassify any class or series of Partnership Units as a different or distinct class of series of Partnership Units.  Upon the issuance of any additional Partnership Interest or Partnership Units or upon the classification or reclassification of any such Partnership Interest or Partnership Units, the General Partner shall amend this Agreement, including Exhibit A, as appropriate to reflect such issuance, classification or reclassification, as the case may be.

(b)                                 No Preemptive Rights.  Without the approval of the General Partner, no Person, including, without limitation, any Partner or Assignee shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Partnership Interest.

Section 4.4                                    Additional Funds and Capital Contributions.

(a)                                 General.  The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds (“Additional Funds”) for the acquisition of additional Properties, for the redemption of Partnership Units or for such other purposes as the General Partner may determine in its sole and absolute discretion.  Additional Funds may be obtained by the Partnership, at the election of the General Partner in any manner provided in, and in accordance with, the terms of this Section 4.4 without the approval of any Limited Partners.

(b)                                 Loans by Third Parties.  The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to any Person upon such terms as the General Partner determines appropriate, in its sole and absolute discretion, including making such Debt convertible, redeemable or exchangeable for Partnership Units.

(c)                                  General Partner Loans.  The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt with the General Partner.

Section 4.5                                    Equity Incentive Plans.  Nothing in this Agreement shall be construed or applied to preclude or restrain the Parent REIT or any of its Subsidiaries from adopting, modifying or terminating any Equity Incentive Plan for the benefit of employees, directors, consultants, service providers, personnel or other business associates of the Parent REIT or any of its Affiliates.

Section 4.6                                    Reclassification of Series of Common Units Upon a Realization Transaction.In connection with the completion of a Realization Transaction in which Common Units would remain outstanding, the General Partner shall have the right, without the approval of any Limited Partner, to reclassify the outstanding classes or series of Common Units, which class or series of Common Units shall thereafter contain a uniform set of designations, preferences and relative, participating, optional or other special rights, powers and duties.  The number of Common Units forming the single class of Common Units to be issued in connection with such reclassification shall be allocated among each outstanding series of Common Units in an equitable manner as determined in good faith by the General Partner.  Upon any such reclassification, the General Partner shall amend this Agreement, including Exhibit A, as appropriate to reflect such reclassification.

Section 4.7                                    No Interest; No Return.  No Partner shall be entitled to interest on its Capital Contribution or on such Partner’s Capital Account.  Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.

Section 4.8                                    Other Contribution Provisions.  In the event that any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, unless otherwise determined by the General Partner, in its sole and absolute discretion, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash and such Partner had contributed the cash to the capital of the Partnership.  In addition, with the consent of the General Partner, one or more Limited Partners may enter into contribution agreements with the Partnership which have the effect of providing a guarantee of certain obligations of the Partnership.

Section 4.9                                    Not Publicly Traded.  The General Partner, on behalf of the Partnership, shall use its best efforts not to take any action which would result in the Partnership being a “publicly traded partnership” taxable as a corporation under and as such term is defined in Code Section 7704(b).

ARTICLE V

DISTRIBUTIONS

Section 5.1                                    Requirement and Characterization of Distributions.

(a)                                 The General Partner shall be entitled to cause the Partnership to distribute Available Revenues to the Partners from time to time in its sole discretion.  To the extent the General Partner determines to cause the Partnership to distribute Available Revenues to the Partners, such distributions shall be made in accordance with the following priorities.

(i)                                     Allocation and Distributions of Property Available Revenues.  To the extent the General Partner determines in its discretion to cause the Partnership to distribute any Available Revenues with respect to the Property, such amounts shall first be allocated among the Class X Units, the Class Y Units and the Class B Units on the applicable Partnership Record Date as follows:

(A)                               First, Property Available Revenues shall be allocated to the Class X Units until each Class X Unit has been allocated an aggregate amount of Available Revenues under this Section 5.1(a)(i)(A) and Section 5.1(a)(ii)(A) equal to the aggregate Facilities Portfolio Available Revenue (as defined in the NSA Partnership Agreement) allocated to each Class A OP Unit pursuant to Section 5.1(a) of the NSA Partnership Agreement after the Contribution Date and on or before such Partnership Record Date, including any amounts included in NSA OP’s Facilities Portfolio Available Revenue (as defined in the NSA Partnership Agreement) and allocated to the Class A OP Units as a result of the NSA Partner’s ownership of the Class Y Units pursuant to Section 5.1(a)(i)(C)(a), Section 5.1(a)(ii)(B) and Section 5.1(a)(ii)(E)(a);

(B)                               Second, Property Available Revenues shall be allocated to the Class B Units until the aggregate amount so allocated under this Section 5.1(a)(i)(B) and Section 5.1(a)(ii)(C) is equal to the Class B Preferred Return; and

(C)                               Thereafter, any remaining Property Available Revenues shall be allocated (a) 50% to the Class Y Units and (b) 50% to the Class B Units;

Following the allocation described above, the General Partner shall cause the Partnership to distribute the amounts allocated to the Class B Units to the holders of such Class B Units.  The General Partner may cause the Partnership to distribute the amounts allocated to the Class X Units and the Class Y Units to the respective holders of such units, or may cause the Partnership to retain such amounts to be used by the Partnership for any purpose; provided, however, that unless otherwise determined by the General Partner, the Partnership’s distributions with respect to the Class X Units shall be equal in timing and amount to the General Partner’s distributions with respect to the Class A OP Units.  Any Available Revenues that are attributable to amounts retained by the Partnership pursuant to the preceding sentence shall be treated as Other Available Revenues for all periods following such allocation unless the General Partner otherwise determines.

(ii)                                  Distributions of Capital Transaction Proceeds.  To the extent the General Partner determines in its discretion to cause the Partnership to distribute any Available Revenues that constitute Capital Transaction Proceeds with respect to the Property, such amounts shall first be allocated among the Class X Units, the Class Y Units and the Class B Units on the applicable Partnership Record Date as follows:

(A)                               First, Capital Transaction Proceeds shall be allocated to the Class X Units until each Class X Unit has been allocated an amount of Available Revenues under this Section 5.1(a)(ii)(A) and Section 5.1(a)(i)(A) equal to the aggregate Facilities Portfolio Available Revenue (as defined in the NSA Partnership Agreement) allocated to each Class A OP Unit pursuant to Section 5.1(a) of the NSA Partnership Agreement after the Contribution Date and on or before such Partnership Record Date, including any amounts included in NSA OP’s Facilities Portfolio Available Revenue (as defined in the NSA Partnership Agreement) and allocated to the Class A OP Units as a result of NSA Partner’s ownership of the Class Y Units pursuant to Section 5.1(a)(i)(C)(a), Section 5.1(a)(ii)(B) and Section 5.1(a)(ii)(E)(a);

(B)                               Second, Capital Transaction Proceeds shall be allocated to the Class Y Units until the aggregate amount allocated under this Section 5.1(a)(ii)(B) is equal to the Class Y Capital Contributions.

(C)                               Third, Capital Transaction Proceeds shall be allocated to the Class B Units until the aggregate amount so allocated under this Section 5.1(a)(ii)(C) and Section 5.1(a)(i)(B) is equal to the Class B Preferred Return;

(D)                               Fourth, Capital Transaction Proceeds shall be allocated to the Class B Units until the aggregate amount so allocated under this Section 5.1(a)(ii)(D) is equal to the Class B Capital Contributions with respect to the Property; and

(E)                                Thereafter, any remaining amounts shall be allocated (a) 50% to the Class Y Units and (b) 50% to the Class B Units.

Following the allocation described above, the General Partner shall cause the Partnership to distribute the amounts allocated to the Class B Units to the holders of such Class B Units.  The General Partner may cause the Partnership to distribute the amounts allocated to the Class X Units and the Class Y Units to the respective holders of such units, or may cause the Partnership to retain such amounts to be used by the Partnership for any purpose; provided, however, that unless otherwise determined by the General Partner, the Partnership’s distributions with respect to the Class X Units shall be equal in timing and amount to NSA OP’s distributions with respect to the Class A OP Units.  Any Available Revenues that are attributable to amounts retained by the Partnership pursuant to the preceding sentence shall be treated as Other Available Revenues for all periods following such allocation unless the General Partner otherwise determines.

(iii)                               Distributions of Other Available Revenue.  To the extent the General Partner determines in its discretion to cause the Partnership to distribute any Available Revenues that constitute Other Available Revenues, such amounts shall be distributed to the holders of Class X Units and the Class Y Units on the applicable Partnership Record Date in proportion to the undistributed amounts previously allocated to each such class of units; provided that the General Partner may in its discretion make a distribution with respect to the Class X Units without making a corresponding distribution to the Class Y Units.

(b)                                 Pro Rata Distributions.  Distributions made in respect of each of the Class X Units, Class Y Units and Class B Units shall be allocated among the holder of such class on a pro rata basis in accordance with each holder’s Percentage Interest in such class or series.

(c)                                  Frequency of Distributions.  The General Partner in its sole and absolute discretion may determine the frequency and timing of distributions and provide for an appropriate Partnership Record Date.

(d)                                 Withholding.  All amounts withheld pursuant to the Code or any provisions of any state, local or foreign tax law and Section 10.4 with respect to any allocation, payment or distribution to any Holder shall be treated as amounts allocated and distributed to such Holder pursuant to this Section 5.1 for all purposes under this Agreement.

(e)                                  No Entitlement to Distribution.  Holders shall not be entitled to any distributions with respect to the Common Units, whether payable in cash, property or securities, except when determined by the General Partner and as provided in this Agreement.

Section 5.2                                    Distributions In-Kind and Related Transactions.  Except as provided in a Partnership Unit Designation, no right is given to any Partner to demand and receive property other than cash as provided in this Agreement.  The General Partner may determine, in its sole and absolute discretion, to include Partnership assets as Available Revenues, and such Partnership assets shall be distributed in such a fashion as to ensure that the fair market value (as determined in good faith by the General Partner) is distributed and allocated in accordance with a Partnership Unit Designation, Articles V, VI and X hereof.  To the extent that any such Partnership Assets are shares of capital stock that are Publicly Traded or are shares of capital stock or other securities proposed at the time of the distribution, whether by merger, consolidation, share exchange or otherwise, to be exchangeable for or convertible into shares of capital stock that are Publicly Traded, the fair market value of such distribution shall be determined (without regard to any transfer restrictions, holdback or lock-up agreements relating to such shares) by virtue of the last sale price for such shares on the principal national securities exchange on which such shares of capital stock are listed on the date prior to such distribution, or if such shares or other securities are being distributed in connection with the Initial Public Offering, the initial public offering price in the Initial Public Offering as shown on the cover page of the final prospectus used for such Initial Public Offering.

Section 5.3                                    Distributions to Reflect Issuance of Additional Partnership Units.  Notwithstanding any provision to the contrary in this Agreement or any Partnership Unit Designation, in the event that the Partnership issues additional Partnership Units pursuant to the provisions of Article IV hereof, the General Partner is hereby authorized to make such revisions to this Article V or any Partnership Unit Designation as it determines are necessary or desirable to reflect the issuance of such additional Partnership Units, including, without limitation, making preferential distributions to certain classes or series of Partnership Units.

Section 5.4                                    Restricted Distributions.  Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the General Partner, on behalf of the Partnership, shall make a distribution to any Holder on account of its Partnership Interest or interest in Partnership Units if such distribution would violate Section [   ] of the Act or other applicable law.

ARTICLE VI

ALLOCATIONS

Section 6.1                                    Timing and Amount of Allocations of Net Income and Net Loss.  Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each Partnership Year of the Partnership as of the end of each such year.  Except as otherwise provided in this Article VI or any Partnership Unit Designation, and subject to Section 11.6(c) hereof, an allocation to a Holder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

Section 6.2                                    General Allocations.

(a)                                 Allocations of Net Income and Net Loss.  Except as otherwise provided in this Agreement, Net Income, Net Loss and, to the extent necessary, individual items thereof shall be allocated among the Partners in a manner such that the Capital Account of each Partner, immediately after making such allocation, is, as nearly as possible, equal proportionately to (i) the distributions that would be made to such Partner if the Partnership were dissolved, its affairs wound up and its assets sold for cash equal to their Gross Asset Value, all Partnership liabilities were satisfied (limited with respect to each Nonrecourse Liability to the Gross Asset Value of the assets securing such liability) and the net assets of the Partnership were distributed in accordance with Section 5.1 hereof immediately after making such allocation, minus (ii) such Partner’s share of Partnership Minimum Gain and Partner Minimum Gain, computed immediately prior to the hypothetical sale of assets, minus (iii) any amounts required to be contributed by such Partner to the Partnership; provided, however, that no more than 50% of the Net Income in any Partnership Year shall be allocated to the holders of the Class Y Units.  Notwithstanding the foregoing, the General Partner may make such allocations as it deems necessary to give economic effect to the provisions of this Agreement, taking into account facts and circumstances as the General Partner deems reasonably necessary for this purpose; provided, however, that no more than 50% of the Net Income in any Partnership Year shall be allocated to the holders of the Class Y Units.

(b)                                 Allocations to Reflect Issuance of Additional Partnership Units.  In the event that the Partnership issues additional Partnership Units pursuant to the provisions of Article IV hereof or the General Partner issues additional interests pursuant to the provisions of Article IV of the NSA Partnership Agreement, the General Partner is hereby authorized to make such revisions to this Section 6.2 as it determines are necessary or desirable to reflect the terms of the issuance of such additional Partnership Units or interests.

Section 6.3                                    Additional Allocation Provisions.  Notwithstanding the foregoing provisions of this Article VI:

(a)                                 Regulatory Allocations.

(i)                                     Minimum Gain Chargeback.  Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 6.2 hereof, or any other provision of this Article VI, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Holder shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto.  The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2).  This Section 6.3(a)(i) is intended to qualify as a

“minimum gain chargeback” within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii)                                  Partner Minimum Gain Chargeback.  Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.3(a)(i) hereof, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Holder who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each partner and other Holder pursuant thereto.  The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2).  This Section 6.3(a)(ii) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain” within the meaning of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(iii)                               Partner Nonrecourse Deductions.  Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

(iv)                              Qualified Income Offset.  If any Holder unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible.  It is intended that this Section 6.3(a)(iv) qualify and be construed as a “qualified income offset” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(v)                                 Gross Income Allocation.  In the event that any Holder has an Adjusted Capital Account Deficit at the end of any Partnership Year, each such Holder shall be specially allocated items of Partnership income and gain in the amount of such excess to eliminate such deficit as quickly as possible.

(vi)                              Section 754 Adjustment.  To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Holder in complete liquidation of its interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Holders in accordance with their Partnership Units in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Holders to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(vii)                           Curative Allocations.  The allocations set forth in Sections 6.3(a)(i), (ii), (iii), (iv), (v) and (vi) hereof (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2.  Notwithstanding the provisions of Section 6.1 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders of Partnership

Units so that, to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder of Partnership Units shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.

(b)                                 Allocation of Excess Nonrecourse Liabilities.  The Partnership shall allocate “nonrecourse liabilities” (within the meaning of Regulations Section 1.752-1(a)(2)) of the Partnership that are secured by multiple Properties under any reasonable method chosen by the General Partner in accordance with Regulations Sections 1.752-3(a)(2) and (b).  The Partnership shall allocate “excess nonrecourse liabilities” of the Partnership under any method approved under Regulations Section 1.752-3(a)(3) as chosen by the General Partner.

Section 6.4                                    Tax Allocations.

(a)                                 In General.  Except as otherwise provided in this Section 6.4, for income tax purposes under the Code and the Regulations each Partnership item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated among the Holders of Partnership Units in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Sections 6.2 and 6.3 hereof.

(b)                                 Allocations Respecting Section 704(c) Revaluations.  Notwithstanding Section 6.4(a) hereof, Tax Items with respect to Property that is contributed to the Partnership with a Gross Asset Value that varies from its adjusted tax basis in the hands of the contributing Partner immediately preceding the date of contribution shall be allocated among the Holders of Partnership Units for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation.  The Partnership shall account for such variation under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the General Partner, including, without limitation, the “remedial allocation method” as described in Regulations Section 1.704-3(d).  In the event that the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (b) of the definition of “Gross Asset Value” (provided in Article I hereof), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations.

ARTICLE VII

MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1                                    Management.

(a)                                 Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and except to the limited extent expressly provided in a Property Management Agreement, no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership.  In addition to the powers now or hereafter granted to a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

(i)                                     the making of any expenditures and the incurring of any obligations that it deems necessary for the conduct of the activities of the Partnership;

(ii)                                  the assumption or guarantee of, or other contracting for, indebtedness, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership to secure any such indebtedness, or lending money to any Person;

(iii)                               the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership, the registration of any class of securities of the Partnership under the Exchange Act and the listing of any debt securities of the Partnership on any exchange;

(iv)                              the acquisition, sale, transfer, exchange or other disposition of any, all or substantially all of the assets of the Partnership (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Partnership) or the merger, consolidation, reorganization or other combination of the Partnership with or into another entity;

(v)                                 the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms that it sees fit, including, without limitation, the making of capital contributions to and equity investments in the Partnership’s Subsidiaries;

(vi)                              the negotiation, execution and performance of any contracts, leases, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership’s assets;

(vii)                           the distribution of Partnership cash or other Partnership assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Partnership and the collection and receipt of revenues and income of the Partnership;

(viii)                        the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate, including, without limitation, (i) casualty, liability and other insurance on the Properties and (ii) liability insurance for the Indemnitees hereunder;

(ix)                              the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, limited liability companies, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, any Subsidiary and any other Person in which it has an equity investment from time to time); provided, however, that, following a REIT Election and as long as the Parent REIT has determined to continue to qualify as a REIT, the General Partner may not engage in any such formation, acquisition or contribution that would cause the Parent REIT to fail to qualify as a REIT within the meaning of Code Section 856(a);

(x)                                 the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xi)                              the undertaking of any action in connection with the Partnership’s direct or indirect investment in any Subsidiary or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

(xii)                           except as otherwise specifically set forth in this Agreement, the determination of the fair market value of any Partnership property distributed in-kind using such reasonable method of valuation as it may adopt; provided that such methods are otherwise consistent with the requirements of this Agreement;

(xiii)                        the enforcement of any rights against any Partner pursuant to representations, warranties, covenants and indemnities relating to such Partner’s contribution of property or assets to the Partnership;

(xiv)                       the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power-of-attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

(xv)                          the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(xvi)                       the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest, pursuant to contractual or other arrangements with such Person;

(xvii)                    the making, execution and delivery of any and all deeds, leases, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement;

(xviii)                 the issuance of additional Partnership Units, as appropriate and in the General Partner’s sole and absolute discretion, in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners, in each case pursuant to and in accordance with the terms and provisions of Article IV hereof;

(xix)                       the selection, designation of powers, authority and duties and dismissal of employees or personnel of the Partnership (including, without limitation, employees or personnel having titles such as “president,” “vice president,” “secretary” and “treasurer”) and agents, outside attorneys, accountants, consultants and contractors of the Partnership, the determination of their compensation and other terms of employment or service or hiring, and the delegation to any such Person the authority to conduct the business of the Partnership in accordance with the terms of this Agreement;

(xx)                          the engagement, selection of and termination of any Property Manager to manage the Property;

(xxi)                       entering into, amending or terminating any Property Management Agreement or other property management agreement or the declaration of a default or enforcement of rights under any Property Management Agreement or other property management agreement;

(xxii)                    the development and approval of annual operating budgets for the Partnership;

(xxiii)                 the distribution of cash to acquire Partnership Units held by a Limited Partner in connection with a Limited Partner’s exercise of its Redemption under Section 8.6 hereof;

(xxiv)                the amendment of this Agreement or any Partnership Unit Designation, including the amendment and restatement of Exhibit A hereto, to reflect accurately at all times the Capital Contributions and Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of Partnership Units, the admission of any Additional Limited Partners or any Substituted Limited Partners or otherwise;

(xxv)                   an election to dissolve the Partnership pursuant to Section 13.1(c) hereof;

(xxvi)                any merger, consolidation or similar business combination with, or any sale of all or substantially all of the assets of the Partnership to, the Parent REIT or any other direct or indirect Subsidiary of the Parent or Parent REIT;  and

(xxvii)             the taking of any action necessary or appropriate to enable the Parent REIT to qualify as a REIT, operate in conformity with the requirements for qualification as a REIT or attempt to qualify as a REIT.

(b)                                 Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation, to the full extent permitted under the Act or other applicable law.  The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

(c)                                  At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

(d)                                 In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken (or not taken) by it.  The General Partner and the Partnership shall not have liability to a Limited Partner for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Limited Partner in connection with such decisions.

Section 7.2                                    Certificate of Limited Partnership.  To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the

Partnership as a limited partnership (or a partnership in which the limited partners thereof have limited liability) under the laws of the State of [   ] and any other state, the District of Columbia or any other jurisdiction, in which the Partnership may elect to do business or own property.  Except as otherwise required under the Act, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partners.  The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners thereof have limited liability to the extent provided by applicable law) in the State of [   ] and any other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.

Section 7.3                                    Restrictions on General Partner’s Authority.

(a)                                 The General Partner shall have the exclusive power, without the prior consent of a Majority in Interest, to amend this Agreement (including any Partnership Unit Designation) as may be required to facilitate or implement any of the following purposes:

(i)                                     to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(ii)                                  to reflect the admission, substitution or withdrawal of Partners or the termination of the Partnership in accordance with this Agreement, and to amend this Agreement in connection with such admission, substitution or withdrawal;

(iii)                               to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

(iv)                              to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

(v)                                 (a) to reflect such changes as are reasonably necessary for the Parent REIT, in the sole discretion of the Parent REIT, to maintain or restore its status as a REIT, to satisfy the REIT Requirements or effectuate its classification and qualification as a REIT; or (b) to reflect the Transfer of all or any part of a Partnership Interests among the Parent REIT, NSA OP, the NSA Partner or the General Partner and any Qualified REIT Subsidiary;

(vi)                              to modify the manner in which Capital Accounts are computed (but only to the extent set forth in the definition of “Capital Account” or contemplated by the Code or the Regulations);

(vii)                           to issue additional Partnership Interests and Partnership Units and to classify and reclassify Partnership Interests and Partnership Units in accordance with Article IV;

(viii)                        to cause the Partnership to merge, consolidate or similarly combine with, or sell all or substantially all of the assets of the Partnership to, the Parent REIT or any other direct or indirect Subsidiary of the Parent or Parent REIT.  Each Limited Partner hereby agrees, if requested by the

General Partner, to execute such documents, agreements or instruments as the General Partner deems necessary to implement the foregoing, including without limitation any registration rights agreement, exchange and subscription agreements, merger agreements, Partner consents, instruments confirming the status of the Partner as an “accredited investor” under the Securities Act, lock-up agreements or the organizational documents of the Partnership;

(ix)                              to facilitate the restructuring of the Parent and the Parent REIT and their Subsidiaries as the Parent REIT, NSA OP or the General Partner deems necessary, desirable or appropriate, to facilitate the completion of a Realization Transaction by the Parent REIT, NSA OP, the Partnership and/or its Subsidiaries, or an Affiliate of any of them that is selected to effect the Realization Transaction relating to the assets and business of the Partnership, or otherwise permit the Parent REIT, NSA OP, the Partnership and/or its Subsidiaries to effect a Realization Transaction and/or the capital markets’ acceptance of such Realization Transaction (including, without limitation, the reclassification of any class or classes or series of Partnership Interests into different classes or series to facilitate the uniformity of designations, preferences and relative, participating, optional or other special rights, powers and duties) or satisfy or comply with requirements, conditions or guidelines contained in or relating to any order, directive, opinion, rule or regulation of a U.S. federal or state agency or contained in U.S. federal or state law in connection with such Realization Transaction, compliance with any of which the General Partner deems, in its sole and absolute discretion, to be in the best interests of the Partnership.  The Limited Partners hereby consent to the foregoing and hereby agree to exchange their Partnership Interests or otherwise participate in such Realization Transaction as contemplated by this Section 7.3(a)(ix) and as otherwise directed by the General Partner.  Each Limited Partner hereby agrees, if requested by the General Partner, to execute such documents, agreements or instruments as the General Partner deems necessary to implement a Realization Transaction, including without limitation any registration rights agreement, exchange and subscription agreements, merger agreements, Partner consents, instruments confirming the status of the Partner as an “accredited investor” under the Securities Act, lock-up agreements or the organizational documents of the Partnership;

(x)                                 any amendments that the General Partner deems necessary, desirable or appropriate to facilitate the transactions contemplated by the Contribution Agreement;  and

(xi)                              any amendments that the General Partner deems necessary, desirable or appropriate to facilitate the redemption of Class X Units or Class B Units and issuance, in exchange for such Class B Units, of interests in one or more Subsidiaries of the Parent REIT which are economically equivalent to the Class X Units and/or the Class B Units, as the case may be, in all material respects.

The General Partner will provide notice to the Limited Partners whenever any action under this Section 7.3(a) is taken.

(b)                                 Notwithstanding Sections 7.3(a) hereof, this Agreement shall not be amended, and no action may be taken by the General Partner, without the consent of each Partner adversely affected thereby, if such amendment or action would (i) convert a Limited Partner Interest in the Partnership into a General Partner Interest (except as a result of the General Partner acquiring such Partnership Interest), (ii) modify the limited liability of a Limited Partner, or (iii) amend this Section 7.3(b).  Any such amendment or action consented to by any Partner shall be effective as to that Partner, notwithstanding the absence of such consent by any other Partner.

Section 7.4                                    Reimbursement of the General Partner.

(a)                                 Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of any Partnership Unit Designation or Articles V and VI regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

(b)                                 The Partnership shall be responsible for and shall pay all expenses relating to the Partnership’s organization, the ownership of its assets and its operations, including, without limitation, (i) all expenses relating to its formation and continuity of existence, (ii) all expenses relating to any offerings and registrations of securities, (iii) all expenses associated with its preparation and filing of any periodic reports under federal, state or local laws or regulations, (iv) all expenses associated with its compliance with applicable laws, rules and regulations, and (v) all other operating or administrative costs, including its allocable share of the costs of employees or consultants of the Parent or the Parent REIT or any of their Subsidiaries, all as determined by the General Partner.  The General Partner is hereby authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Partnership.  Except to the extent provided in this Agreement, the Parent REIT, the Parent, NSA OP, the General Partner and their respective Affiliates shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses that the Parent REIT, the Parent, NSA OP, the General Partner and their respective Affiliates incur relating to the ownership and operation of, or for the benefit of, the Partnership, and the Partnership shall pay its pro rata share of the expenses incurred by the Parent REIT, the Parent, the General Partner and their respective Affiliates as determined by the General Partner in its sole discretion.  All payments and reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of the General Partner.

(c)                                  If and to the extent any reimbursements to the Parent REIT, the Parent or NSA OP pursuant to this Section 7.4 constitute gross income of the Parent REIT, the Parent or NSA OP (as opposed to the repayment of advances made by the General Partner on behalf of the Partnership), such amounts shall constitute guaranteed payments with respect to capital within the meaning of Code Section 707(c), shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

Section 7.5                                    Outside Activities of the General Partner.Nothing contained herein shall be deemed to prohibit the General Partner from executing guarantees of Partnership debt for which it would otherwise be liable in its capacity as general partner.

Section 7.6                                    Contracts with Affiliates.

(a)                                 The Partnership may lend or contribute funds or other assets to the Parent REIT and its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner.  The foregoing authority shall not create any right or benefit in favor of any such Person.

(b)                                 The Partnership may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes to be advisable.

(c)                                  The Parent REIT, the Parent or NSA OP, in its sole and absolute discretion and without the approval of the Partners, may propose and adopt on behalf of the Partnership benefit plans funded by the Partnership for the benefit of employees or personnel of the Parent REIT, the Parent or NSA OP (as applicable), the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Parent REIT, the Parent or NSA OP (as applicable), or the Partnership.

(d)                                 The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, any Property Management Agreement or Contribution Agreement with Affiliates of any of the Partnership or the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

Section 7.7                                    Indemnification and Liability of the General Partner.

(a)                                 None of the Parent REIT, the Parent, NSA OP or the General Partner and their respective Affiliates, nor any of their stockholders, shareholders, partners, members, managers, officers, directors, employees, agents and representatives, shall have any liability, responsibility or accountability in damages or otherwise to any Partner or the Partnership for, and to the fullest extent permitted by the Act, the Partnership agrees to indemnify, pay, protect and hold harmless the Parent REIT, the Parent, NSA OP or the General Partner and their respective Affiliates, and their stockholders, shareholders, partners, members, managers, officers, directors, employees, agents and representatives (collectively, the “Indemnitees”), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, all reasonable costs and expenses of attorneys, defense, appeal and settlement of any and all suits, actions or proceedings instituted or threatened against the Indemnitees or the Partnership) and all costs of investigation in connection therewith (collectively, “Indemnifiable Losses”) which may be imposed on, incurred by or asserted against the Indemnitees or the Partnership in any way relating to or arising, or alleged to relate to or arise out of, any action or inaction on the part of the Partnership or the Parent REIT, the Parent, NSA OP or the General Partner, on the part of the Indemnitees when acting on behalf of the Partnership (or any of its investments) or on the part of any brokers or agents when acting on behalf of the Partnership (or any of its investments); provided that the General Partner shall be liable, responsible and accountable for and shall indemnify, pay, protect and hold harmless the Partnership from and against (but only with respect to the Indemnitees), and the Partnership shall not be liable to an Indemnitee for, any portion of such Indemnifiable Losses asserted against the Partnership which result from such Indemnitee’s fraud, gross negligence, willful misconduct or material breach of this Agreement or the payment to or receipt by an Indemnitee of benefits in violation of this Agreement; provided, further, that nothing in this provision shall create personal liability on the part of any of the Indemnitees.  Notwithstanding the foregoing, the Partnership shall not be obligated to indemnify an Indemnitee for Indemnifiable Losses to the extent such Indemnifiable Losses result from a claim or action brought by an officer or director of the Parent REIT, the Parent, NSA OP or the General Partner against such Indemnitee.  In any action, suit or proceeding against the Partnership or any Indemnitee relating to or arising out of, or alleged to relate to or arise out of, any such action or non-action, the Indemnitees shall have the right to jointly employ, at the expense of the Partnership, counsel of the Indemnitees’ choice, which counsel shall be reasonably satisfactory to the Partnership, in such action, suit or proceeding; provided that, if retention of joint counsel by the Indemnitees would create a conflict of interest, each group of Indemnitees which would not cause such a conflict shall have the right to employ, at the expense of the Partnership, separate counsel of the Indemnitee’s choice, which counsel shall be reasonably satisfactory to the Partnership, in such action, suit or proceeding.  The satisfaction of the obligations of the Partnership under this Section 7.7(a) shall be from and limited to the assets of the Partnership and no Partner shall have any personal liability on account thereof.

(b)                                 The provision of advances from Partnership funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action or proceeding is permissible if (i) such suit, action or proceeding relates to or arises out of, or is alleged to relate to or arise out of, any action or inaction on the part of the Indemnitee in the performance of its duties or provision of its services on behalf of the Partnership (or any of its direct or indirect investments); and (ii) the Indemnitee undertakes to repay any funds advanced pursuant to this Section 7.7(b) in cases in which such Indemnitee would not be entitled to indemnification under Section 7.7(a) hereof; provided that (i) the Partnership shall not advance funds to the Parent REIT, the Parent, NSA OP or the General Partner or their respective Affiliates for legal expenses and other costs incurred as a result of any legal action or proceeding commenced against the Parent REIT, the Parent, NSA OP or the General Partner or their respective Affiliates by the Limited Partners in which the Limited Partners, as the case may be, claim gross negligence, willful misconduct, fraud or a material breach of this Agreement by the Parent REIT, the Parent, NSA OP or the General Partner or their respective Affiliates, and (ii) the Parent REIT, the Parent, NSA OP or the General Partner or their respective Affiliates shall not be entitled to advances of funds for legal expenses and other costs incurred as a result of any legal action or proceeding commenced against the General Partner or its Affiliates (x) by a Majority in Interest, or (y) by an Affiliate of the Parent REIT, the Parent, NSA OP or the General Partner, except that, in the case of this clause (y), a legal action or proceeding derivatively brought on behalf of an Affiliate of the Parent REIT, the Parent, NSA OP or the General Partner shall not be subject to this clause (y).  If advances are permissible under this Section 7.7(b), the Indemnitee shall furnish the Partnership with an undertaking as set forth in clause (ii) of this paragraph and shall thereafter have the right to bill the Partnership for, or otherwise request the Partnership to pay, at any time and from time to time after such Indemnitee shall become obligated to make payment therefor, any and all reasonable amounts for which such Indemnitee believes in good faith that such Indemnitee is entitled to indemnification under Section 7.7(a) hereof with the approval of the General Partner, which approval shall not be unreasonably withheld.  The Partnership shall pay any and all such bills and honor any and all such requests for payment within 60 days after such bill or request is received by the Parent REIT, the Parent, NSA OP or the General Partner or their respective Affiliates.  In the event that a final determination is made that the Partnership is not so obligated in respect of any amount paid by it to a particular Indemnitee, such Indemnitee will refund such amount within 60 days of such final determination, and in the event that a final determination is made that the Partnership is so obligated in respect to any amount not paid by the Partnership to a particular Indemnitee, the Partnership will pay such amount to such Indemnitee within 60 days of such final determination, in either case together with interest at the Prime Rate plus two percent from the date paid by the Partnership until repaid by the Indemnitee or the date it was obligated to be paid by the Partnership until the date actually paid by the Partnership to the Indemnitee.

(c)                                  With respect to the liabilities of the Partnership for which the General Partner is not obligated to indemnify the Partnership, whether for the consummation of investments, professional and other services rendered to it, loans made to it by Partners or others, injuries to Persons or property, indemnity to the Indemnitees, contractual obligations, guaranties or endorsements, or for other reasons similar or dissimilar to any of the foregoing, and without regard to the manner in which any liability of any nature may be incurred by the Person to whom it may be owed, all such liabilities:

(i)                                     shall be liabilities of the Partnership as an entity, and shall be paid or otherwise satisfied from Partnership assets (and the Partnership shall sell or liquidate all assets as necessary to satisfy such liabilities); and

(ii)                                  except as provided in paragraph (i) above, shall not in any event be payable in whole or in part by any Partner, or by any director, officer, manager, trustee, employee, agent, representative, Affiliate, shareholder, member, beneficiary or partner of any Partner.

Nothing in this Section 7.7(c) shall be construed so as to impose upon the Parent REIT, the Parent, NSA OP or the General Partner or their respective Affiliates, or any of its or their respective partners, directors, officers, managers, employees, agents, representatives, shareholders or members, any liability in circumstances in which the liability arises from a written document which the Parent REIT, the Parent, NSA OP or the General Partner or their respective Affiliates has properly entered into or caused the Partnership to enter into if the written document expressly limits liability thereon to the Partnership or expressly disclaims any liability thereunder on the part of any such Person.

(d)                                 The General Partner may cause the Partnership, at the Partnership’s expense, to purchase insurance to insure the Indemnitees against liability hereunder, including, without limitation, for a breach or an alleged breach of their responsibilities hereunder.  The Partnership shall not incur the costs of that portion of any insurance, other than public liability insurance, which insures any Indemnitee for any liability as to which such Person is prohibited from being indemnified under Section 7.7(a) hereof.

(e)                                  To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership, to any Partner or to any other Indemnitee, an Indemnitee acting under this Agreement shall not be liable to the Partnership, to any Partner or to any other Indemnitee for its good faith reliance on the provisions of this Agreement.  The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Indemnitee.

(f)                                   The foregoing provisions of this Section 7.7 shall survive any termination of this Agreement or the withdrawal, termination or de-affiliation of the General Partner or any Indemnitee.

(g)                                  If and to the extent any payments to the Parent REIT, the Parent or NSA OP pursuant to this Section 7.7 constitute gross income to the Parent REIT, the Parent, NSA OP or the General Partner (as opposed to the repayment of advances made on behalf of the Partnership), such amounts shall be treated as “guaranteed payments” for the use of capital within the meaning of Code Section 707(c), shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

(h)                                 Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Parent REIT’s, the Parent’s, NSA OP’s or the General Partner’s liability to the Partnership and the Limited Partners under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.8                                    Other Matters Concerning the General Partner.

(a)                                 The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

(b)                                 The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

(c)                                  The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorney-in-fact.  Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform each and every act and duty that is permitted or required to be done by the General Partner hereunder.

(d)                                 Notwithstanding any other provision of this Agreement or the Act, any action of the General Partner on behalf of the Partnership, or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (1) to protect the ability of the Parent REIT to continue to (i) qualify as a REIT following a REIT Election, (ii) operate in conformity with the requirements for qualification as a REIT or (iii) attempt to qualify as a REIT, (2) for the Parent REIT otherwise to satisfy the REIT Requirements, or (3) to avoid the Parent REIT incurring any taxes under Code Section 857 or Code Section 4981 is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

Section 7.9                                    Title to Partnership Assets.  All Partnership assets, whether real or personal, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually, shall have any ownership of such asset.  The Partnership may hold any of its assets in its own name or in the name of the General Partner or a nominee, which nominee may be one or more individuals, corporations, partnerships, trusts or other entities; provided that the General Partner or such nominee shall be at the direction of the Partnership.  All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section 7.10                             Reliance by Third Parties.  Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without the consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership’s sole party in interest, both legally and beneficially.  Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing.  In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the General Partner or its representatives.  Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying in good faith thereon or claiming thereunder that (1) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (2) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership, and (3) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

Section 7.11                             [Surviving Provisions of Original LP Agreement.  Until the earlier of (a) the date on which the [Obligation] (as defined in the [Original LP Agreement]) is no longer outstanding or (b) this Section 7.11 being repealed by the General Partner, the following provisions of the [Original LP Agreement], attached as Schedule I hereto, will remain in full force and effect and will be considered incorporated by reference into this Agreement:  Sections [   ] [and Schedule [   ] thereto] (collectively, the “Surviving Provisions”).  [Schedule [   ] of the [Original LP Agreement]is also incorporated herein by reference].  During the period in which the Surviving Provisions survive, any conflict between such Surviving Provisions and the provisions of this Agreement shall be resolved in favor of the Surviving Provisions.  Notwithstanding anything to the contrary in this Agreement, so long as the [Obligation] (as defined in the [Original LP Agreement]) is outstanding, the Partners shall not amend, alter, change repeal any of the Surviving Provisions without the consent of the General Partner.]

ARTICLE VIII

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.1                                              Limitation of Liability.  In accordance with state law, a limited partner of a partnership may, under certain circumstances, be required to return to the partnership for the benefit of partnership creditors amounts previously distributed to it.  It is the intent of the Partners that a distribution to any Partner be deemed a compromise within the meaning of Section [   ] of the Act and that no Limited Partner shall be obligated to pay any such amount to or for the account of the Partnership or any creditor of the Partnership.  However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to make any such payment, such obligation shall be the obligation of such Limited Partner, and not of the General Partner.

Section 8.2                                    Management of Business.  Unless expressly provided herein, no Limited Partner or Assignee shall take part in the operations, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership.  The transaction of any such business by the General Partner or any of its Affiliates or any officer, director, member, employee, partner, agent, representative, shareholder or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.  In addition, the Partners agree that the provision of any services by any Partner or its Affiliates under any Property Management Agreement shall not be considered to be taking part in the operations or management of the Partnership or participation in the control (within the meaning of Section [   ] of the Act) of the business of the Partnership.

Section 8.3                                    Outside Activities of Limited Partners.  Unless otherwise agreed to in writing by a Limited Partner, any Limited Partner and any Assignee, officer, director, employee, agent, trustee, Affiliate, member or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that are enhanced by the activities of the Partnership.  Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.

Section 8.4                                    Return of Capital.  Except pursuant to the rights of Redemption set forth in Section 8.6 hereof, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement, or upon termination of the Partnership as provided herein.  Except to the extent provided in Article V or Article VI hereof or otherwise expressly provided in this Agreement or a Partnership Unit Designation, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 8.5                                    Adjustment Factor.  The Partnership shall notify any Limited Partner, on request, of the then current Adjustment Factor or any change made to the Adjustment Factor.

Section 8.6                                    Redemption.

(a)                                 (i) On or after the Effective Date, each holder of Class X Units shall have the right (subject to the terms and conditions set forth herein and in any other such agreement between such holder and the Partnership, as applicable) to require the Partnership to redeem all or a portion of the Class X Units held by such Partner (such Class X Units being hereafter referred to as “Tendered Units”) in exchange for the Cash Amount (a “Redemption”) unless the terms of such Class X Units or a separate agreement entered into between the Partnership and the holder of such Class X Units provide that such Class X Units are not entitled to a right of Redemption.  The Tendering Partner shall have no right, with respect to any Class X Units so redeemed, to receive any distributions paid on or after the Specified Redemption Date.  Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner, with a copy to NSA OP, by the holder of Class X Units who is exercising the redemption right (the “Tendering Partner”).  The Cash Amount shall be payable to the Tendering Partner on the Specified Redemption Date.

(b)                                 Notwithstanding Section 8.6(a) above, if a holder of Class X Units has delivered to the General Partner, with a copy to NSA OP, a Notice of Redemption, then NSA OP may, in its sole and absolute discretion, elect to assume and satisfy the Partnership’s Redemption obligation and acquire, or cause the NSA Partner to acquire, some or all of the Tendered Units from the Tendering Partner in exchange for the delivery by NSA OP to the Tendering Partner of the Class A OP Units Amount (as of the Specified Redemption Date) and, if NSA OP so elects, the Tendering Partner shall exchange the Tendered Units to NSA OP or, in the discretion of the NSA OP, to the NSA Partner in exchange for the Class A OP Units Amount.  In such event, the Tendering Partner shall have no right to cause the Partnership to redeem such Tendered Units.  NSA OP shall give such Tendering Partner written notice of its election on or before the close of business on the fifth Business Day after its receipt of the Notice of Redemption, and the Tendering Partner may elect to withdraw its redemption request at any time prior to the acceptance of the Cash Amount or Class A OP Units Amount by such Tendering Partner.  Assuming NSA OP exercises its option to deliver Class A OP Units in NSA OP, or, in the discretion of NSA OP, its designee, the NSA Partner shall retain the Tendered Units.

(c)                                  The Class A OP Units Amount, if applicable, shall be delivered as duly authorized, validly issued and fully paid Class A OP Units in NSA OP and, if applicable, free of any pledge, lien, encumbrance or transfer restriction, other than those provided in NSA OP’s Organizational Documents, the Securities Act, relevant state securities or blue sky laws and any applicable registration rights agreement or lock-up agreement with respect to such Class A OP Units entered into by the Tendering Partner.  Notwithstanding any delay in such delivery, the Tendering Partner shall be deemed the owner of such Class A OP Units for all purposes, including, without limitation, rights to vote or consent, and to receive distributions, as of the Specified Redemption Date.

(d)                                 Each Tendering Partner covenants and agrees with NSA OP that all Tendered Units shall be delivered to NSA OP or, in the discretion of NSA OP, to the NSA Partner free and clear of all liens, claims and encumbrances whatsoever and, should any such liens, claims and/or encumbrances exist or arise with respect to such Tendered Units, NSA OP or, in its discretion, the NSA Partner shall be under no obligation to acquire the same.  Each Tendering Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Tendered Units to NSA OP (or its designee), such Tendering Partner shall assume and pay such transfer tax.

(e)                                  Notwithstanding anything herein to the contrary, with respect to any Redemption or exchange for Class A OP Units pursuant to this Section 8.6: (i) each holder of Class X Units may effect a Redemption only one time in each fiscal quarter; (ii) without the consent of NSA OP, each holder of Class X Units may not effect a Redemption for less than 1,000 Class X Units or, if such holder holds less than 1,000 Class X Units, all of the Class X Units held by such Limited Partner; (iii) without the consent of NSA OP, each holder of Class X Units may not effect a Redemption during the period after the Partnership Record Date with respect to a distribution and before the record date established by the General Partner for a distribution to its partners of some or all of its portion of such distribution; (iv) the consummation of any Redemption or exchange for Class A OP Units shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (v) each Tendering Partner shall continue to own all Class X Units subject to any Redemption or exchange for Class A OP Units, and be treated as a Limited Partner with respect to such Class X Units for all purposes of this Agreement, until such Class X Units are transferred to NSA OP or, in its discretion, to its designee and paid for or exchanged on the Specified Redemption Date.  Until a Specified Redemption Date, the Tendering Partner shall have no rights as a partner of NSA OP with respect to any Class A OP Units to be received in exchange for its Tendered Units.

(f)                                   In the event that the Partnership issues additional Partnership Interests to any Additional Limited Partner pursuant to Section 4.3, the General Partner shall make such revisions to this Section 8.6 as it determines are necessary to reflect the issuance of such additional Partnership Interests.

Section 8.7                                    Exchange of Class B Units.  On or after the date on which a holder of Class X Units has redeemed all of such holder’s Class X Units pursuant to Section 8.6 above, such holder of Class B Units (other than NSA OP and the General Partner) shall have the right (subject to the terms and conditions set forth in any agreement between such holder and the Partnership, as applicable) to require NSA OP to exchange all or a portion of the Class B Units held by such Partner into an equal number of a newly established class or series of Class B OP Units (as defined in the NSA Partnership Agreement) in NSA OP relating to the Property that will be entitled to the rights and subject to the terms and conditions set forth in the Form of Partnership Unit Designation attached as an exhibit to the NSA Partnership Agreement.

Section 8.8                                    Mandatory Exchange.  Upon the earlier of (i) payoff of the mortgage loan encumbering the Property as of the date hereof and (ii) consent of the lender thereunder to the transactions contemplated by the Contribution Agreement, NSA OP may, at its option, require each holder of Class X Units to exchange their Units for Class A OP Units, and each holder of Class B Units to exchange their Units for Class B OP Units, in each case, on a one-for-one basis.

ARTICLE IX

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1                                    Records and Accounting.

(a)                                 The General Partner shall maintain at the office of the Partnership full and accurate books and records of account of the Partnership (which at all times shall remain the property of the Partnership), in the name of the Partnership showing all receipts and expenditures, assets and liabilities, profits and losses, and all other financial books, records and information required by the Act or necessary for recording the Partnership’s business and affairs and providing to the Limited Partner any information, lists and copies of documents required to be provided pursuant to Section 8.6 or Section 9.2 hereof.  The Partnership’s books and records of account shall be maintained in accordance with GAAP.

(b)                                 Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, magnetic tape, photographs, micrographics or any other information storage device; provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.  The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with GAAP.

Section 9.2                                    Reports.

(a)                                 As soon as reasonably practicable, the General Partner shall cause to be mailed or otherwise distributed to each Limited Partner an annual report, as of the close of the most recently ended Fiscal Year, containing financial statements of the Partnership, or of NSA OP or the Parent REIT, if such statements are prepared solely on a consolidated basis with NSA OP or the Parent REIT, for such Partnership Year, presented in accordance with GAAP, such statements to be audited by a nationally recognized firm of independent public accountants selected by NSA OP or the Parent REIT.

(b)                                 If and to the extent that the Parent REIT mails or otherwise distributes quarterly reports to its stockholders, as soon as reasonably practicable, the General Partner shall cause to be mailed or otherwise distributed to each Limited Partner a quarterly report, as of the close of the most recent fiscal quarter, containing unaudited financial statements of the Partnership, or of NSA OP or the Parent REIT, if such statements are prepared solely on a consolidated basis with NSA OP or Parent REIT, for such quarter, presented in accordance with GAAP.

ARTICLE X

TAX MATTERS

Section 10.1                             Preparation of Tax Returns.  The General Partner shall arrange for the preparation and timely filing of all returns with respect to Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within 90 days of the close of each taxable year, the tax information reasonably required by the Limited Partners for federal and state income tax reporting purposes.  Each Limited Partner shall promptly provide the General Partner with such information relating to the Contributed Properties, including tax basis and other relevant information, as may be reasonably requested by the General Partner from time to time.

Section 10.2                             Tax Elections.  Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including, but not limited to, the election under Code Section 754 and the election to use the “recurring item” method of accounting provided under Code Section 461(h) with respect to property taxes imposed on the Partnership’s Properties.  The General Partner shall have the right to seek to revoke any such election (including, without limitation, any election under Code Sections 461(h) and 754) upon the General Partner’s determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

Section 10.3                             Tax Matters Partner.

(a)                                 The General Partner shall be the “tax matters partner” of the Partnership for federal income tax purposes.  The tax matters partner shall receive no compensation for its services.  All third-party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership in addition to any reimbursement pursuant to Section 7.4 hereof.  Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

(b)                                 The tax matters partner is authorized, but not required:

(i)                                     to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a “notice partner” (as defined in Code Section 6231) or a member of a “notice group” (as defined in Code Section 6223(b)(2));

(ii)                                  in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the United States Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership’s principal place of business is located;

(iii)                               to intervene in any action brought by any other Partner for judicial review of a final adjustment;

(iv)                              to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(v)                                 to enter into an agreement with the IRS to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

(vi)                              to take any other action on behalf of the Partners in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification set forth in Section 7.7 hereof shall be fully applicable to the tax matters partner in its capacity as such.

Section 10.4                             Withholding.

(a)                                 Each Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Partner any amount of federal, state, local or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Code Section 1441, 1442, 1445 or 1446.  Any amount paid on behalf of or with respect to a Partner shall constitute a loan by the Partnership to such Partner, which loan shall be repaid by such Partner within 15 days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution that would otherwise be made to the Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the Available Funds of the Partnership that would, but for such payment, be distributed to such Partner.  Each Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Partner’s Partnership Interest to secure such Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.4.  In the event that a Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.4 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Partner, and in such event shall be deemed to have loaned such amount to such defaulting Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Partner (including, without limitation, the right to receive distributions).  Any amounts payable by a Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, plus four percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full.  Each Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

(b)                                 Each Partner shall furnish (including by way of updates) to the General Partner, in such form as is reasonably requested by the General Partner, any information, representations and forms as shall reasonably be requested by the General Partner to assist it in obtaining any exemption, reduction or refund of any withholding or other taxes imposed by any taxing authority or other governmental agency (including withholding taxes imposed pursuant to the U.S. Hiring Incentives to Restore Employment Act of 2010, or any similar or successor legislation or any agreement entered into pursuant to any such legislation) upon the Partnership, amounts paid to the Partnership, or amounts distributable by the Partnership to the Partners.

Section 10.5                             Organizational Expenses.  The Partnership shall elect to amortize expenses, if any, incurred by it in organizing the Partnership ratably over a 180-month period as provided in Code Section 709.

ARTICLE XI

TRANSFERS AND WITHDRAWALS

Section 11.1                             Transfer.

(a)                                 No part of the interest of a Partner shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

(b)                                 No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI.  Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article XI shall be null and void ab initio unless consented to by the General Partner in its sole and absolute discretion.

(c)                                  Notwithstanding the other provisions of this Article XI (other than Section 11.6(d) hereof), the Partnership Interests of the General Partner may be Transferred, at any time or from time to time, to the Parent REIT or the Parent and any Person that is, at the time of such Transfer, a Subsidiary (whether directly or indirectly) of the Parent REIT or the Parent or to the General Partner or any successor thereto.  Any transferee of the entire General Partner Interest pursuant to this Section 11.1(c) shall automatically become, without further action or Consent of any Limited Partners, the sole general partner of the Partnership, subject to all the rights, privileges, duties and obligations under this Agreement and the Act relating to a general partner.  Upon any Transfer permitted by this Section 11.1(c), the transferor Partner shall be relieved of all its obligations under this Agreement.  The provisions of Sections 11.2(b) (other than the last sentence thereof), 11.3 and 11.4 hereof shall not apply to any Transfer permitted by this Section 11.1(c).

(d)                                 No Transfer of any Partnership Interest may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the consent of the General Partner in its sole and absolute discretion; provided that as a condition to such consent, the lender will be required to enter into an arrangement with the Partnership and the General Partner to redeem or exchange for REIT Common Shares any Partnership Units in which a security interest is held by such lender concurrently with such time as such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Code Section 752.

Section 11.2                             Withdrawal or Resignation by the General Partner.  In the event that the General Partner withdraws or resigns as manager of the Partnership or otherwise ceases to be the General Partner, the Holders of the Class Y Units (or a designee thereof) have the right to appoint a successor General Partner in accordance with the Act.  The withdrawal or resignation of the General Partner shall not affect its rights as a Partner and shall not constitute a withdrawal of a Partner.

Section 11.3                             Transfer of Limited Partners’ Partnership Interests.

(a)                                 No Limited Partner shall Transfer all or any portion of its Partnership Interest to any transferee without the written consent of the General Partner, which consent may be withheld in its sole and absolute discretion; provided that (i) a Limited Partner may Transfer all or any portion of its Partnership Interest for bona fide estate planning purposes to an immediate family member or the legal representative, estate, trustee or other successor in interest, as applicable, of such Limited Partner and (ii) following the date that is one year after a Liquidity Realization Transaction, the General Partner shall not unreasonably withhold its consent to such a Transfer.

(b)                                 Without limiting the generality of Section 11.3(a) hereof, it is expressly understood and agreed that the General Partner will not consent to any Transfer of all or any portion of any Partnership Interest pursuant to Section 11.3(a) above unless such Transfer meets each of the following conditions:

(i)                                     Such Transfer is made only to a single Qualified Transferee; provided, however, that, for such purposes, all Qualified Transferees that are Affiliates, or that comprise investment accounts or funds managed by a single Qualified Transferee and its Affiliates, shall be considered together to be a single Qualified Transferee.

(ii)                                  The transferee in such Transfer assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such Transferred Partnership Interest; provided that no such Transfer (unless made pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the General Partner, in its sole and absolute discretion.  Notwithstanding the foregoing, any transferee of any Transferred Partnership Interest shall be subject to any and all ownership limitations contained in the Parent REIT’s or NSA OP’s Organizational Documents that may limit or restrict such transferee’s ability to exercise its Redemption right, including, without limitation, the Ownership Limit.  Any transferee, whether or not admitted as a Substituted Limited Partner, shall take any Transferred Partnership Units subject to the obligations of the transferor hereunder.  Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5 hereof.

(iii)                               Such Transfer is effective as of the first day of a fiscal quarter of the Partnership.

(c)                                  If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all the rights of a

Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of its interest in the Partnership.  The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

(d)                                 In connection with any proposed Transfer of a Limited Partner Interest, the General Partner shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Interests Transferred.

Section 11.4                             Substituted Limited Partners.

(a)                                 A transferee of the interest of a Limited Partner may be admitted as a Substituted Limited Partner only with the consent of the General Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion.  The failure or refusal by the General Partner to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or the General Partner.  Subject to the foregoing, an Assignee shall not be admitted as a Substituted Limited Partner until and unless it furnishes to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all the terms, conditions and applicable obligations of this Agreement, (ii) a counterpart signature page to this Agreement executed by such Assignee, and (iii) such other documents and instruments as may be required or advisable, in the sole and absolute discretion of the General Partner, to effect such Assignee’s admission as a Substituted Limited Partner.

(b)                                 A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article XI shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

(c)                                  Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address and number of Partnership Units of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and number of Partnership Units of the predecessor of such Substituted Limited Partner.

Section 11.5                             Assignees.  If the General Partner, in its sole and absolute discretion, does not consent to the admission of any transferee of any Partnership Interest as a Substituted Limited Partner, such transferee shall be considered an Assignee for purposes of this Agreement.  An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee and the rights to Transfer the Partnership Units only in accordance with the provisions of this Article XI, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to request a Redemption or effect a Consent or vote or with respect to such Partnership Units on any matter presented to the Limited Partners for approval (such right to Consent or vote or effect a Redemption, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Limited Partner).  In the event that any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

Section 11.6                             General Provisions.

(a)                                 No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer of all of such Limited Partner’s Partnership Units in accordance with this Article XI, with respect to which the transferee becomes a Substituted Limited Partner, or pursuant to a redemption of all of its Partnership Units pursuant to a Redemption under Section 8.6 hereof or in connection with a sale of all of its Partnership Units to the General Partner, whether or not pursuant to Section 8.6 hereof.

(b)                                 Any Limited Partner who shall Transfer all of its Partnership Units in a Transfer (i) consented to by the General Partner pursuant to this Article XI where such transferee was admitted as a Substituted Limited Partner, (ii) pursuant to the exercise of its rights to effect a redemption of all of its Partnership Units pursuant to a Redemption under Section 8.6 hereof or exchange under Section 8.6 hereof, or (iii) to the General Partner shall cease to be a Limited Partner.

(c)                                  If any Partnership Unit is Transferred in compliance with the provisions of this Article XI, or is redeemed by the Partnership pursuant to Section 8.6 hereof, or is acquired by the General Partner, on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Partnership Unit for such Partnership Year shall be allocated to the transferor Partner or the Tendering Party, as the case may be, and, in the case of a Transfer or assignment other than a Redemption, to the transferee Partner, by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d) and the corresponding Regulations, using the “interim closing of the books” method or another permissible method selected by the General Partner (unless the General Partner in its sole and absolute discretion elects to adopt a daily, weekly or monthly proration period, in which case Net Income or Net Loss shall be allocated based upon the applicable method selected by the General Partner).  All distributions of Available Revenues attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such Transfer, assignment or Redemption shall be made to the transferor Partner or the Tendering Party, as the case may be, and, in the case of a Transfer other than a Redemption, all distributions of Available Revenues thereafter attributable to such Partnership Units shall be made to the transferee Partner.

(d)                                 In no event may any Transfer or assignment of a Partnership Interest by any Partner (including any Redemption, any acquisition of Partnership Units by the General Partner or any other acquisition of Partnership Units by the Partnership) be made (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) in the event that such Transfer would cause the Parent REIT, or any Subsidiary of the Partnership that elects to be treated as a REIT, to cease to comply with the REIT Requirements; (v) except with the consent of the General Partner, if such Transfer, in the opinion of legal counsel to the Partnership or the General Partner, would create a significant risk that the Partnership would terminate for federal or state income tax purposes; (vi) if such Transfer would, in the opinion of legal counsel to the Partnership or the General Partner, cause the Partnership to cease to be classified as a partnership for federal income tax purposes (except as a result of the Redemption (or acquisition by the General Partner) of all Partnership Units held by all Limited Partners); (vii) if such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code Section 4975(c)); (viii) without the consent of the General Partner, to any benefit plan investor within the meaning of Department of Labor Regulations Section 2510.3-101(f); (ix) except with the consent of the General Partner, if such Transfer would, in the opinion of legal counsel to the Partnership or the General Partner, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor

Regulations Section 2510.3-101; (x) if such Transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (xi) except with the consent of the General Partner, if such Transfer would, in the opinion of legal counsel to the Partnership or the General Partner, adversely affect the ability of the Parent REIT or any Subsidiary of the Partnership that elects to be treated as a REIT to continue to qualify as a REIT or would subject the Parent REIT or any such Subsidiary to any income or excise taxes under the Code; (xii) except with the consent of the General Partner, if such transfer would be effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704; (xiii) if such Transfer causes the Partnership (as opposed to the General Partner) to become a reporting company under the Exchange Act; (xiv) if such Transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended; or (xv) if such Transfer would be adverse to the Partnership or would adversely affect the rights and interests of any of the Partners.

ARTICLE XII

ADMISSION OF PARTNERS

Section 12.1                             Admission of Additional Limited Partners.

(a)                                 After the date hereof, a Person (other than an existing Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.5 hereof, (ii) a counterpart signature page to this Agreement executed by such Person, and (iii) such other documents or instruments as may be required in the sole and absolute discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner.

(b)                                 Notwithstanding anything to the contrary in this Section 12.1, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole and absolute discretion.  The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership in accordance with Section 11.3(b)(iii), following the consent of the General Partner to such admission.

(c)                                  If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Partners and Assignees for such Partnership Year shall be allocated pro rata among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the General Partner.  Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assignees, including such Additional Limited Partner, in accordance with the principles described in Section 11.6(c) hereof.  All distributions of Available Revenues with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Available Revenues thereafter shall be made to all the Partners and Assignees, including such Additional Limited Partner.

Section 12.2                             Amendment of Agreement and Certificate of Limited Partnership.  For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power-of-attorney granted pursuant to Section 2.5 hereof.

Section 12.3                             Limit on Number of Partners.  Unless otherwise permitted by the General Partner, no Person shall be admitted to the Partnership as an Additional Limited Partner if the effect of such admission would be to cause the Partnership to have a number of Partners (including as Partners for this purpose those Persons indirectly owning an interest in the Partnership through another partnership, a limited liability company, a subchapter S corporation or a grantor trust) that would cause the Partnership to become a reporting company under the Exchange Act.

ARTICLE XIII

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 13.1                             Dissolution.  The Partnership shall not be dissolved by the admission of Additional Limited Partners in accordance with the terms of this Agreement.  Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership without dissolution.  However, the Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each, a “Liquidating Event”):

(a)                                 subject to Section 7.1(b), an election to dissolve the Partnership made by the General Partner in its sole and absolute discretion;

(b)                                 entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

(c)                                  an election to dissolve the Partnership made by the General Partner in its sole and absolute discretion in connection with the occurrence of a Realization Transaction; or

(d)                                 the Incapacity or withdrawal of the General Partner, unless the NSA Partner in its sole and absolute discretion agrees to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such Incapacity, of a substitute General Partner.

Section 13.2                             Winding Up.

(a)                                 Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Partners.  After the occurrence of a Liquidating Event, no Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs.  The General Partner or, in the event that there is no remaining General Partner or the General Partner has dissolved, became bankrupt within the meaning of the Act or ceased to operate, any Person elected by the NSA Partner (the General Partner or such other Person being referred to herein as the “Liquidator”) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property, and subject to Section 13.2(b) hereof, the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the General Partner) shall be applied and distributed in the following order:

(i)                                     First, to the satisfaction of all of the Partnership’s debts and liabilities to creditors other than the Partners and their Assignees (whether by payment or the making of reasonable provision for payment thereof);

(ii)                                  Second, to the satisfaction of all of the Partnership’s debts and liabilities to the General Partner (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under Section 7.4 hereof;

(iii)                               Third, to the satisfaction of all of the Partnership’s debts and liabilities to the other Partners and any Assignees (whether by payment or the making of reasonable provision for payment thereof); and

(iv)                              The balance, if any, to the General Partner, the Limited Partners and any Assignees in accordance with their Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article XIII.

(b)                                 Notwithstanding the provisions of Section 13.2(a) hereof that require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2(a) hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation.  Any such distributions in-kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in-kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time.  The Liquidator shall determine the fair market value of any property distributed in-kind using such reasonable method of valuation as it may adopt.

(c)                                  If any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall not be required to make any contribution to the capital of the Partnership with respect to such deficit, if any, of such Partner, and such deficit shall not be considered a debt owed to the Partnership or any other person for any purpose whatsoever.

(d)                                 In the sole and absolute discretion of the General Partner or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Partners pursuant to this Article XIII may be:

(i)                                     distributed to a trust established for the benefit of Partners for the purpose of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership and/or Partnership activities.  The assets of any such trust shall be distributed to the Partners, from time to time, in the reasonable discretion of the General Partner or the Liquidator, in the same proportions and amounts as would otherwise have been distributed to the Partners pursuant to this Agreement; or

(ii)                                  withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership; provided that such withheld or escrowed amounts shall be distributed to the Partners in the manner and order of priority set forth in Section 13.2(a) hereof as soon as practicable.

Section 13.3                             Deemed Distribution and Recontribution.  Notwithstanding any other provision of this Article XIII, in the event that the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Partnership’s Property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged and the Partnership’s affairs shall not be wound up.  Instead, for federal income tax purposes the Partnership shall be deemed to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership, and, immediately thereafter, distributed interests in the new partnership to the Partners in accordance with their respective Capital Accounts in liquidation of the Partnership, and the new partnership is deemed to continue the business of the Partnership.  Nothing in this Section 13.3 shall be deemed to have constituted any Assignee as a Substituted Limited Partner without compliance with the provisions of Section 11.4 hereof.

Section 13.4                             Rights of Limited Partners.  Except as otherwise provided in this Agreement, (a) each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contribution, (b) no Limited Partner shall have the right or power to demand or receive property other than cash from the Partnership, and (c) no Limited Partner (other than any Limited Partner who holds Preferred Units, to the extent specifically set forth herein and in the applicable Partnership Unit Designation) shall have priority over any other Limited Partner as to the return of its Capital Contributions, distributions or allocations.

Section 13.5                             Notice of Dissolution.  In the event that a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Partners pursuant to Section 13.1 hereof, result in a dissolution of the Partnership, the General Partner shall, within 30 days thereafter, provide written notice thereof to each of the Partners and, in the General Partner’s sole and absolute discretion or as required by the Act, to all other parties with whom the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner), and the General Partner may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner).

Section 13.6                             Cancellation of Certificate of Limited Partnership.  Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed with the State of [   ], all qualifications of the Partnership as a foreign limited partnership or association in jurisdictions other than the State of [   ] shall be cancelled, and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 13.7                             Reasonable Time for Winding Up.  A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

ARTICLE XIV

PROCEDURES FOR ACTIONS AND CONSENTS
OF PARTNERS; AMENDMENTS; MEETINGS

Section 14.1                             Procedures for Actions and Consents of Partners.  The actions requiring consent or approval of a Majority in Interest pursuant to this Agreement, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article XIV.

Section 14.2                             Amendments to this Agreement requiring Consent of the Limited Partners may be proposed by the General Partner. Amendments to this Agreement requiring Consent of the Limited Partners may be proposed only by the General Partner.  Following such proposal, the General Partner shall submit any proposed amendment to the holders of the Common Units.  The General Partner shall seek the written consent of the holders of the Common Units on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that the General Partner may deem appropriate.  For purposes of obtaining a written consent, the General Partner may require a response within a reasonable specified time, but not less than 10 days, and failure to respond in such time period shall constitute a consent that is consistent with the General Partner’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite consents are received even if prior to such specified time.

Section 14.3                             Meetings of the Partners.

(a)                                 Meetings of the Partners may be called by the General Partner only.  The call shall state the nature of the business to be transacted.  Notice of any such meeting shall be given to all Partners not less than seven days nor more than 30 days prior to the date of such meeting.  Partners may vote in person or by proxy at such meeting.  Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.2(b) hereof.

(b)                                 Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by the Partner(s) whose consent is required.  Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of the Partner(s) whose consent is required.  Such consent shall be filed with the General Partner.  An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

(c)                                  Each Partner may authorize any Person or Persons to act for it by proxy on all matters in which a Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting.  Every proxy must be signed by a Partner or its attorney-in-fact.  No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date).  Every proxy shall be revocable at the pleasure of the Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice of such revocation from the Partner executing such proxy.  The use of proxies will be governed in the same manner as in the case of corporations organized under the General Corporation Law of Delaware (including Section 212 thereof).

(d)                                 Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole and absolute discretion.

ARTICLE XV

GENERAL PROVISIONS

Section 15.1                             Addresses and Notice.  Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication (including by telecopy, facsimile, or commercial courier service) to the Partner or Assignee at the address provided by such Partner or Assignee to the General Partner or such other address of which the Partner or Assignee shall notify the General Partner in writing.

Section 15.2                             Headings.  All Section headings in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any Section.

Section 15.3                             Terminology.  All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, the singular shall include the plural, and vice versa, as the context may require.

Section 15.4                             Further Action.  The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.5                             Binding Agreement.  This Agreement and all terms, provisions and conditions hereof shall be binding upon the parties hereto, and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, to their respective heirs, executors, personal representatives, successors and lawful assigns.

Section 15.6                             Waiver.

(a)                                 No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

(b)                                 The restrictions, conditions and other limitations on the rights and benefits of the Limited Partners contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Limited Partners, are for the benefit of the Partnership and, except for an obligation to pay money to the Partnership, may be waived or relinquished by the General Partner, in its sole and absolute discretion, on behalf of the Partnership in one or more instances from time to time and at any time.

Section 15.7                             Counterparts.  This Agreement may be executed in several counterparts, and all so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart.

Section 15.8                             Applicable Law.  This Agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of [   ], excluding the conflict of laws provisions thereof.  In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR

COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

Section 15.9                             Entire Agreement.  This Agreement contains all of the understandings and agreements between and among the Partners with respect to the subject matter of this Agreement and the rights, interests and obligations of the Partners with respect to the Partnership.

Section 15.10                      Validity.  Each provision of this Agreement shall be considered separate and, if for any reason, any provision(s) which is not essential to the effectuation of the basic purposes of this Agreement is determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not impair the operation of or affect those provisions of this Agreement which are otherwise valid.  To the extent legally permissible, the parties, acting pursuant to Article XIV hereof, shall endeavor to substitute for the invalid, illegal or unenforceable provision a provision with a substantially similar economic effect and intent.

Section 15.11                      Limitation to Preserve REIT Qualification.  Notwithstanding anything else in this Agreement, to the extent that the amount paid, credited, distributed or reimbursed by the Partnership to the Parent REIT or any of its Subsidiaries or any of their officers, directors, employees, personnel or agents, whether as a reimbursement, fee, expense or indemnity (a “REIT Payment”), would constitute gross income to the Parent REIT for purposes of Code Section 856(c)(2) or Code Section 856(c)(3), then, notwithstanding any other provision of this Agreement, the amount of such REIT Payments, as selected by the General Partner in its discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Partnership Year so that the REIT Payments, as so reduced, for or with respect to the Parent REIT or NSA OP (as applicable), shall not exceed the lesser of:

(i)                                     an amount equal to the excess, if any, of (a) 4.9% of the Parent REIT’s total gross income (but excluding the amount of any REIT Payments) for the Partnership Year that is described in subsections (A) through (H) of Code Section 856(c)(2) over (b) the amount of gross income (within the meaning of Code Section 856(c)(2)) derived by the Parent REIT from sources other than those described in subsections (A) through (H) of Code Section 856(c)(2) (but not including the amount of any REIT Payments); or

(ii)                                  an amount equal to the excess, if any, of (a) 24% of the Parent REIT’s total gross income (but excluding the amount of any REIT Payments) for the Partnership Year that is described in subsections (A) through (I) of Code Section 856(c)(3) over (b) the amount of gross income (within the meaning of Code Section 856(c)(3)) derived by the Parent REIT from sources other than those described in subsections (A) through (I) of Code Section 856(c)(3) (but not including the amount of any REIT Payments); provided, however, that REIT Payments in excess of the amounts set forth in clauses (i) and (ii) above may be made if the Parent REIT, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts shall not adversely affect the Parent REIT’s ability to qualify as a REIT.  To the extent that REIT Payments may not be payable in a Partnership Year as a consequence of the limitations set forth in this Section 15.11, such REIT Payments shall carry over and shall be treated as arising in the following Partnership Year.  The purpose of the limitations contained in this Section 15.11 is to prevent the Parent REIT from failing to qualify as a REIT under the Code by reason of the Parent REIT’s share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Partnership, and this Section 15.11 shall be interpreted and applied to effectuate such purpose.

Section 15.12                      No Partition.  No Partner nor any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and assigns hereby waives any such right.  It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

Section 15.13                      No Third-Party Rights Created Hereby.  This Agreement is intended solely for the benefit of the parties hereto and, except as expressly provided to the contrary in this Agreement (including those provisions which are expressly for the benefit of the Indemnitees), is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the parties hereto.

Section 15.14                      No Rights as Partner of General Partner.  Nothing contained in this Agreement shall be construed as conferring upon the Holders of Partnership Units any rights whatsoever as partners of the General Partner, including without limitation any right to receive distributions made to partners of the General Partner or to vote or to consent or receive notice as partners in respect of any meeting of the partners of the General Partner for any matter.

Section 15.15                      Disclaimer.  Subject to the rights of Indemnitees specified herein, the provisions of this Agreement are not intended for the benefit of any creditor or other Person (other than a Partner in such Partner’s capacity as such) to whom any debts, liabilities or obligations are owed by (or who otherwise has any claim against) the Partnership or any of the Partners.

Section 15.16                      Services to the Partnership.  The parties hereto hereby acknowledge and recognize that the Partnership has retained, and may in the future retain, the services of various Persons and professionals, including legal counsel, accountants, architects and engineers, for the purposes of representing and providing services to the Partnership in connection with the investigation, consummation and operation of the Partnership’s direct or indirect acquisition and ownership of the interests in the Property or otherwise.  Such retained Persons are acting for the Partnership at the direction of the General Partner and do not represent any Limited Partner in such matters.  The parties hereby acknowledge that such Persons and professionals may have in the past represented and performed and currently and in the future may represent or perform services for the General Partner or its Affiliates.  Accordingly, each party hereto Consents to the representation or provision of services by such Persons and professionals to the Partnership and waives any right to claim a conflict of interest solely on the grounds of such relationship.  Nothing contained herein shall relieve the General Partner of any duty or liability, including without limitation the duty to monitor and direct such Persons and professionals for the best interests of the Partnership.  Further, this Section shall not apply where there is an actual conflict between the General Partner and/or any of its Affiliates and the Partnership.

Section 15.17                      Confidentiality.

(a)                                 Each Limited Partner and the General Partner shall maintain the confidentiality of (i) “non-public information” and (ii) any information subject to a confidentiality agreement binding upon NSA OP, the Parent REIT or the Partnership of which such Limited Partner has received written notice pursuant to Section 15.1 hereof so long as such information has not become otherwise publicly available unless, after reasonable notice to the Partnership and prior consultation with the General Partner and NSA OP (in each case, to the extent permitted by law) by such Limited Partner, otherwise compelled by court order or other legal process or in response to other governmentally imposed reporting or disclosure obligations, including, without limitation, any act regarding the freedom of information to which it may be subject; provided that the Limited Partners may disclose “non-public information” to their respective Affiliates, officers, employees, agents, professional consultants and proposed Substituted Limited Partner upon notification to such Affiliate, officer, employee, agent, consultant or proposed

Substituted Limited Partner that such disclosure is made in confidence and shall be kept in confidence; provided, further, that such disclosing party shall be liable to the Parent REIT, NSA OP and the Partnership for the failure of any such Affiliates, officers, employees, agents, professional consultants and proposed Substituted Limited Partner to comply with the terms of this Section 15.17(a).  As used in this Section 15.17(a), “non-public information” means information regarding the Partnership (including information regarding any Person in which the Partnership or the Parent REIT or its Subsidiaries holds, or contemplates acquiring, an investment), or its Affiliates received by such Limited Partner pursuant to this Agreement, but does not include information that (i) was publicly known at the time such Limited Partner received such information pursuant to this Agreement, (ii) is provided by such Limited Partner to the Partnership, the Parent REIT, NSA OP or their Affiliates, (iii) subsequently becomes publicly known through no act or omission by such Limited Partner, or (iv) is communicated to such Limited Partner by a third party free of any obligation of confidence known to such Limited Partner with respect to the information received by the Limited Partner pursuant to this Agreement.

(b)                                 Without the Consent of a Limited Partner, the Partnership, the Parent REIT, NSA OP and their Affiliates may not disclose any “non-public information” provided to such persons by such Limited Partner or its respective Affiliates, so long as such information has not become otherwise publicly available unless, after reasonable notice to and prior consultation with such Limited Partner (in each case, to the extent permitted by law) by the disclosing party, the disclosing party is otherwise compelled by court order or other legal process or in response to other governmentally imposed reporting or disclosure obligations to which it may be subject; provided that each restricted party may disclose “non-public information” to its Affiliates, officers, employees, agents, professional consultants, legal counsel, accountants, brokers, lenders, third-party partners and actual and prospective Limited Partners upon notification to such recipient that such disclosure is made in confidence and shall be kept in confidence; provided, further, that such disclosing party shall be liable to the Limited Partner, for the failure of any such Affiliates, officers, employees, agents, professional consultants, legal counsel, accountants, brokers, lenders, third-party partners and actual and prospective Limited Partners to comply with the terms of this Section 15.17(b).  As used in this Section 15.17(b), “non-public information” means (x) the identity of such Limited Partner or its respective Affiliates as an investor in the Partnership or (y) any other information regarding a Limited Partner or its respective Affiliates received by the Partnership, the Parent REIT, NSA OP or their Affiliates pursuant to this Agreement, but does not include information described in clause (y) that (i) was publicly known at the time the Partnership, the Parent REIT, NSA OP or its Affiliates received from a Limited Partner pursuant to this Agreement, (ii) is provided by the Partnership, the Parent REIT, NSA OP or its Affiliates to a Limited Partner, (iii) subsequently becomes publicly known through no act or omission by the Partnership, the Parent REIT, NSA OP or its Affiliates, or (iv) is communicated to the Partnership, the General Partner or its Affiliates by a third party free of any obligation of confidence known to such receiving party with respect to the information received by the Partnership, the Parent REIT, NSA OP or its Affiliates from such Limited Partner pursuant to this Agreement.

Section 15.18                      [Interests and Certificates.

(a)                                 Each partnership interest in the Partnership shall constitute and shall remain a “security” within the meaning of, and governed by, (i) Article 8, including Section 8-102(a)(15) of the Uniform Commercial Code as in effect from time to time in the State of [   ] and (ii) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.  Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any nonwaivable provision of Article 8 of the Uniform

Commercial Code as in effect in the State of [   ] (the “UCC”), such provision of Article 8 of the UCC shall be controlling.

(b)                                 Upon the issuance of partnership interests in the Partnership to any person in accordance with the provisions of this Agreement, without any further act, vote or approval of any Partner, any officer of the Partnership or any other person, the Partnership shall issue one or more certificates in the name of such Person substantially in the form of Schedule 1 hereto (an “Equity Certificate”), which evidences the ownership of the partnership interests of such person. Each such Equity Certificate shall be denominated in terms of the percentage of the partnership interests evidenced by such Equity Certificate and shall be signed by the General Partner on behalf of the Partnership.  Each Equity Certificate shall represent a “certificated security” within the meaning of, and governed by, Article 8, including Section 8-102(a)(4), of the UCC.

(c)                                  Without any further act, vote or approval any Partner, any officer of the Partnership or any other person, the Partnership shall issue a new Equity Certificate in place of any Equity Certificate previously issued if the holder of the partnership interests represented by such Equity Certificate, as reflected on the books and records of the Partnership:

(i)                                     makes proof by affidavit, in form and substance satisfactory to the Partnership, that such previously issued Equity Certificate has been lost, stolen or destroyed;

(ii)                                  requests the issuance of a new Equity Certificate before the Partnership has notice that such previously issued Equity Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii)                               if requested by the Partnership, delivers to the Partnership a bond, in form and substance satisfactory to the Partnership, with such surety or sureties as the Partnership may direct, to indemnify the Partnership against any claim that may be made on account of the alleged loss, destruction or theft of the previously issued Equity Certificate; and

(iv)                              satisfies any other reasonable requirements imposed by the Partnership.

(d)                                 Upon a Partner’s transfer in accordance with the provisions of this Agreement of any or all partnership interests represented by an Equity Certificate, the transferee of such partnership interests shall deliver such Equity Certificate to the Partnership for cancellation (executed by such transferee on the reverse side thereof), and the Partnership shall thereupon issue a new Equity Certificate to such transferee for the percentage of partnership interests being transferred and, if applicable, cause to be issued to such Partner a new Equity Certificate for that percentage of partnership interests that were represented by the canceled Equity Certificate and that are not being transferred.

(e)                                  The Partnership shall maintain books for the purpose of registering the transfer of partnership interests.  Notwithstanding any provision of this Agreement to the contrary, a transfer of partnership interests requires delivery of an endorsed Equity Certificate and shall be effective upon registration of such transfer in the books of the Partnership.

(f)                                   The Partnership shall not revoke the elections made in this Section 15.18 without the prior written consent of any lender or other creditor of any Partner that has been granted a security interest in such Partner’s partnership interest.  Any such lender or other creditor shall be a third-party beneficiary of, and have the right to enforce, the provisions of this Section 15.18.]

Section 15.19                      [Pledge and Security Interest to [   ].

(a)                                 Each Partner or other holder of a Partnership Interest (each, a “Pledging Partner”) shall be permitted to pledge and grant a security interest over all or any part of its Partnership Interest in favor of [   ], as Administrative Agent (the “Secured Agent”), for itself and on behalf of the Secured Parties (as defined in the below-referenced Pledge and Security Agreement) pursuant to a Pledge and Security Agreement dated as of April 1, 2014 between, among others, NSA OP, LP, certain of its related entities and the Secured Agent (as amended, modified or supplemented from time to time).  Such pledge and security interest may be made and granted without the further consent or action of the Partnership, such Pledging Partner, any other Partner or any other Person, and free of any right of first refusal that may be held by the Partnership or any Partner.  No other section or provisions of this Agreement shall in any manner restrict, or otherwise impose any conditions or requirements upon, such pledge and security agreement and its full effectiveness hereunder.

(b)                                 If the Secured Agent forecloses upon its pledge and security interest over any such pledged Partnership Interest, the Secured Agent (or its nominee) shall automatically succeed to the full Partnership Interest of the Pledging Partner, free of any rights of first refusal, and shall be admitted to the Partnership as a substitute Partner without further consent or action by the Partnership, such Pledging Partner, any other or any other Person, and upon such admission, the Secured Agent (or its nominee) shall be a Partner of the Partnership with full rights, powers and duties of a Partner.  The Secured Agent shall be a third party beneficiary of, and have the right to enforce, the provisions of this section.

(c)                                  To the extent anything in this Agreement would conflict with the foregoing paragraphs (a) and (b), such conflicting language shall be deemed amended and superseded hereby.]

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Agreement of Limited Partnership of [   ] as of the date first written above.

General Partner:	[NSA Partner]

[ ]	By:	NSA OP, LP, its sole member,

		By:	National Storage Affiliates Trust, its general partner
By:
Name:		By:
Title:			Name: Arlen D. Nordhagen
Title: Authorized Person

Limited Partners:	NSA OP, LP (solely for purposes of Sections 8.6 and 8.7)

[ ]	By:	National Storage Affiliates Trust, its
general partner

By:		By:
Name:		Name: Arlen D. Nordhagen
Title:		Title: Authorized Person

EXHIBIT C

NOTICE OF REDEMPTION

To:                             [   ]

With a copy to:

NSA OP, LP

c/o National Storage Affiliates Trust

5200 DTC Parkway, Suite 200

Greenwood Village, CO  80111

The undersigned Limited Partner hereby tenders for Redemption                                      Class X Units in [   ] in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of [   ], dated as of [   ] (the “Agreement”), and the Redemption rights referred to therein.  The undersigned Limited Partner:

(a)           undertakes (i) to surrender such Class X Units and any certificate therefor at the closing of the Redemption and (ii) to furnish to the General Partner and NSA OP, prior to the Specified Redemption Date, the documentation, instruments and information required under Section 8.6 of the Agreement;

(b)           directs that the certified check representing the Cash Amount, or the Class A OP Units Amount, as applicable, deliverable upon the closing of such Redemption be delivered to the address specified below;

(c)           represents, warrants, certifies and agrees that:

(i)            the undersigned is a Limited Partner,

(ii)           the undersigned Limited Partner has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such Class X Units, free and clear of the rights or interests of any other person or entity,

(iii)          the undersigned Limited Partner has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such Partnership Units as provided herein, and

(iv)          the undersigned Limited Partner has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender; and

(d)           acknowledges that the undersigned Limited Partner will continue to own such Class X Units until and unless either (1) such Class X Units are acquired by NSA OP, or, in its discretion, the NSA Partner pursuant to Section 8.6(b) of the Agreement or (2) such redemption transaction closes.

Exh. C - 1

All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement.

Dated:

Name of Limited Partner:

(Signature of Limited Partner)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

Issue Check Payable/REIT Common Shares to:

Name:

Please insert social security or identifying number:

Exh. C - 2

SCHEDULE 1

CERTIFICATE FOR PARTNERSHIP INTERESTS IN [   ]

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE.  THE HOLDER OF THIS CERTIFICATE, BY ITS ACCEPTANCE HEREOF, REPRESENTS THAT IT IS ACQUIRING THIS SECURITY FOR INVESTMENT AND NOT WITH A VIEW TO ANY SALE OR DISTRIBUTION HEREOF.  ANY TRANSFER OF THIS CERTIFICATE OR ANY PARTNERSHIP INTEREST REPRESENTED HEREBY IS SUBJECT TO THE TERMS AND CONDITIONS OF THE AGREEMENT (AS DEFINED BELOW).

Certificate Number:	%
Percentage Interest

[   ], a [   ] (the “Partnership”) hereby certifies that                               , a                                                          (together with any assignee of this Certificate, the “Holder”) is the registered owner of 100% percent of the [limited partnership] [general partnership] interests in the Partnership.  The rights, powers, preferences, restrictions and limitations of the limited liability company interests in the Partnership are set forth in, and this Certificate and the [limited partnership] [general partnership] interests in the Partnership represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Second Amended and Restated Agreement of Limited Partnership of the Partnership effective as of [   ] as the same may be further amended or restated from time to time (collectively, the “Agreement”).  By acceptance of this Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the [limited partnership] [general partnership] interests evidenced hereby, the Holder is deemed to have agreed to comply with and be bound by all the terms and conditions of the Agreement.  The Partnership will furnish a copy of the Agreement to the Holder without charge upon written request to the Partnership at its principal place of business.  Transfer of any or all of the [limited partnership] [general partnership] interests in the Partnership evidenced by this Certificate is subject to certain restrictions in the Agreement and can be effected only after compliance with all of those restrictions and the presentation to the Partnership of the Certificate, accompanied by an assignment in the form appearing on the reverse side of this Certificate, duly completed and executed by and on behalf of the transferor in such Transfer, and an Application for Transfer in the form appearing on the reverse side of this Certificate, duly completed and executed by and on behalf of the transferee in such Transfer.

Each [limited partnership] [general partnership] interest in the Partnership shall constitute a “security” within the meaning of (i) Section 8-102(a)(15) of the Uniform Commercial Code as in effect from time to time in the State of [   ] and (ii) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of

Schedule 1 - 1

Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995 (and each [limited partnership] [general partnership] interest in the Partnership shall be treated as such a “security” for all purposes, including, without limitation perfection of the security interest therein under Article 8 of each applicable Uniform Commercial Code).

This Certificate and the [limited partnership] [general partnership] interests evidenced hereby shall be governed by and construed in accordance with the laws of the State of [   ] without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the Partnership has caused this Certificate to be executed as of the date set forth below.

Dated:                                    , 2015.

[ ],

By:	[ ], its general partner

By:
Name:
Title:

Schedule 1 - 2

(REVERSE SIDE OF CERTIFICATE)

ASSIGNMENT OF INTEREST

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                   (print or typewrite name of transferee),                                      (insert Social Security or other taxpayer identification number of transferee), the following specified percentage of Limited [limited partnership] [general partnership] interests in the Partnership:                              (identify the percentage interest being transferred) effective as of the date specified in the Application for Transfer of Interests below, and irrevocably constitutes and appoints                                                      and its authorized officers, as attorney-in-fact, to transfer the same on the books and records of the Partnership, with full power of substitution in the premises.

[ ],

By:	[ ], its general partner

By:
Name:
Title:

APPLICATION FOR TRANSFER OF INTERESTS

The undersigned applicant (the “Applicant”) hereby (a) applies for a transfer of the percentage of [limited partnership] [general partnership] interests in the Partnership described above (the “Transfer”) and applies to be admitted to the Partnership as a substitute member of the Partnership, (b) agrees to comply with and be bound by all of the terms and provisions of the Agreement, (c) represents that the Transfer complies with the terms and conditions of the Agreement, (d) represents that the Transfer does not violate any applicable laws and regulations, and (e) agrees to execute and acknowledge such instruments (including, without limitation, a counterpart of the Agreement), in form and substance satisfactory to the Partnership, as the Partnership, reasonably deems necessary or desirable to effect the Applicant’s admission to the Partnership, as a substitute member of the Partnership, and  to confirm the agreement of the Applicant to be bound by all the terms and provisions of the Agreement with respect to the [limited partnership] [general partnership] interests in the Partnership described above.  Initially capitalized terms used herein and not otherwise defined herein are used as defined in the Agreement.

The Applicant directs that the foregoing Transfer and the Applicant’s admission to the Partnership, as a substitute member shall be effective as of                                           .

Name of Transferee (Print)

Dated:

Schedule 1 - 3

Signature:
(Transferee)

Address:

The Partnership has determined (a) that the Transfer described above is permitted by the Agreement, (b) hereby agrees to effect such Transfer and the admission of the Applicant as a substitute member of the Partnership effective as of the date and time directed above, and (c) agrees to record, as promptly as possible, in the books and records of the Partnership, the admission of the Applicant as a substitute member.

By:
Name:
Title:

Schedule 1 - 4